UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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OMNICARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2010

The Annual Meeting of Stockholders of Omnicare, Inc. (the “Company”) will be held at The Embassy Suites-RiverCenter, 10 East RiverCenter Boulevard, Covington, Kentucky, on Tuesday, May 25, 2010 at 9:00 a.m. local time. The purpose of the Annual Meeting is to consider and act upon:

(1)	the election of seven Directors proposed by the Company;

(2)	the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2010; and

(3)	any other business as may properly be brought before the meeting.

Stockholders of record at the close of business on April 2, 2010 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Whether or not you plan to attend the meeting, please vote your shares by phone, via the Internet or sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

By Order of the Board of Directors

CHERYL D. HODGES
Secretary

Covington, Kentucky

April 22, 2010

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE YOUR SHARES BY FOLLOWING THE VOTING INSTRUCTIONS IN THE ENCLOSED PROXY.

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OMNICARE, INC.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company” or “Omnicare”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 25, 2010, and any postponement or adjournment of the meeting (the “Annual Meeting”).

Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 2, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. As of such date, the Company had outstanding 120,198,890 shares of its common stock, par value $1 per share (“Common Stock”), having one vote per share.

Proxies and Voting Procedures

Many stockholders may not be able to attend the Annual Meeting and, therefore, need to be represented by proxy. In lieu of voting in person at the Annual Meeting, stockholders of record and participants in the Company’s 401(k) plan may vote using one of three alternative methods: (1) by completing the proxy card and mailing it back in the prepaid envelope; (2) via the Internet by going to the Web site www.proxyvote.com and following the instructions for Internet voting on the proxy card; or (3) over the telephone by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card. If your shares are held in “street name,” through a bank, broker or nominee, please follow the instructions you receive from your bank, broker or nominee to vote your shares.

To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions from voting on any proposal will not be treated as votes cast on such proposal but will be included as shares present at the Annual Meeting. If your shares of Common Stock are held by a broker, the broker will ask you how you want your shares to be voted at the Annual Meeting. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending upon the type of proposal. For some routine proposals, such as the ratification of the appointment of the independent public accounting firm, the broker may vote your shares at its discretion. But for other proposals, such as the election of Directors, the broker may not vote your shares at all. When that happens, it is called a “Broker Nonvote.” Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Please note that starting this year, an uncontested election of directors is no longer considered a routine matter, and your broker may not vote your shares on the election of Directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific instructions to your broker so your vote can be counted. In the election of Directors, abstentions and Broker Nonvotes, if any, will not count as “votes cast” and will therefore have no effect on the outcome of the vote. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted to (1) elect as Directors the seven persons named below and (2) to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2010.

This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 22, 2010.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company at the address set forth below under the caption “Corporate Secretary Address for Notices and Requests” by delivering a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

ELECTION OF DIRECTORS

Directors are elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as Directors at the Annual Meeting the seven persons named below. Set forth below is a description of each nominee’s principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a Director is currently a Director of the Company. Ms. Sandra E. Laney, currently a Director, is not standing for re-election at the Annual Meeting. Consequently, in accordance with the Company’s Third Amended and Restated By-Laws (the “By-Laws”), by resolution the Board has set the size of the Board at seven members, effective as of the date of the Annual Meeting.

A stockholder may nominate a candidate for election as a Director if the stockholder provides timely proper written notice of the nomination to the Secretary of the Company in advance of the meeting, as more fully set forth below under the caption “Stockholder Proposals for 2011 Annual Meeting—Stockholder Nomination of a Candidate for Election as a Director.” The Board will also consider candidates recommended by stockholders if the recommendation is made in accordance with the procedures set forth below under the caption “Governance of the Company and Board Matters—Selection of Nominees for the Board.”

On December 22, 2008, the Board approved and amended the Company’s by-laws to adopt a majority voting standard for the election of Directors in uncontested elections. The By-Laws provide that in uncontested elections such as that being conducted this year, a Director will be elected by a “majority of the votes cast.” A “majority of votes cast” means that the number of shares voted “for” a Director exceeds the number of votes cast “against” that Director. In an election that is not contested, if a Director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the Director will promptly tender his or her resignation to the Board for consideration by the Nominating and Governance Committee of the Board. The Nominating and Governance Committee will promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.

The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board and for the remaining nominees (except in the case of abstentions with respect to the election of Directors).

Nominees

John T. Crotty Director since 2004 Age: 72

Mr. Crotty is the non-executive Chairman of the Board and has held this position since May 2008. Mr. Crotty is Managing Partner of CroBern Management Partnership LLP, a healthcare investment firm, and President of CroBern Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, he held several senior management positions during 19 years with American Hospital Supply Corporation. Mr. Crotty is a director of Owens & Minor, Inc., as well as a director of three private companies in the healthcare industry.

Mr. Crotty’s 45 years of experience in the healthcare industry gives him a unique perspective on and understanding of the opportunities and issues facing the Company. In his role at CroBern, Mr. Crotty advises on significant management, strategic planning and business development matters for companies in various sectors of healthcare. In addition, his current and former service on the board of directors of nine public and private healthcare companies has given Mr. Crotty insight into corporate governance matters and the relationship between boards and management, which positions him well to serve as non-Executive Chairman of the Board.

Joel F. Gemunder Director since 1981 Age: 70

Mr. Gemunder is President and Chief Executive Officer of the Company and has held these positions since May 1981 and May 2001, respectively. Mr. Gemunder was an Executive Vice President of Chemed Corporation (“Chemed”) and Group Executive of its Health Care Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a director of Chemed and Ultratech, Inc.

Mr. Gemunder has provided leadership and strategic direction to the Company since its inception in 1981, thus bringing to the Board nearly 30 years of experience in all facets of the Company’s business. As President and Chief Executive Officer, he is the only member of management serving on the Board of Directors, thereby providing the Board with management’s perspective on the business, its operating environment and strategic direction. He also serves on the board of directors of two other public companies providing additional experience, both inside and outside the healthcare industry, in strategic, operational and financial matters.

Steven J. Heyer Director since 2008 Age: 57	Mr. Heyer is currently the Chairman and Chief Executive Officer of Harry & David Holdings, Inc., founder of Avra Kehdabra Animation LLC, and Chairman of Next 3D, Inc., a software company. Mr. Heyer was the Chief Executive Officer of Starwood Hotels & Resorts Worldwide from October 2004 until April 2007. He also served as a director of Starwood until April 2007. Prior to joining Starwood, he was President and Chief Operating Officer of The Coca-Cola Company from 2002 to September 2004. From 1994 to 2001 he was President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee. Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Mr. Heyer is a member of the board of directors of Lazard Ltd. and Lazard Group and he was appointed lead director of Lazard Ltd. in November 2009. He is also a member of the board of directors of the National Collegiate Athletic Association.

Mr. Heyer brings considerable expertise to the Board gained through a variety of leadership positions across diverse industries, particularly broadcast media and consumer products and services. He thus brings to the Board broad perspectives on business matters, particularly in the areas of marketing and strategic positioning of products and services. Moreover, his service as lead director on the board of directors of another public company gives him additional perspective on business and financial matters.

Andrea R. Lindell, Ph.D., RN Director since 1992 Age: 66	Dr. Lindell is Dean and a Professor of the College of Nursing at the University of Cincinnati, a position she has held since December 1990. Dr. Lindell is also Associate Senior Vice President for Academic Health Affairs and Associate Vice President for the Academic Health Center Clinical Enterprises at the University of Cincinnati. From 1998 to January 2008, she held the position of Associate Senior Vice President of the University of Cincinnati Medical Center. From September 1994 to June 2002, she also held an additional position as Interim Dean of the College of Allied Health Sciences at the University of Cincinnati. From August 1981 to August 1990, Dr. Lindell served as Dean and a Professor of the School of Nursing at Oakland University, Rochester, Michigan. In addition, from September 1977 until August 1981, Dr. Lindell also held the position of Chair, Department of Nursing, of the University of New Hampshire. Dr. Lindell is a director of Chemed.

In addition to her extensive background in nursing and the development of the nursing profession, Dr. Lindell brings the perspective of a credentialed medical professional to the Board. As Dean and a Professor of the College of Nursing at the University of Cincinnati, Dr. Lindell offers demonstrated leadership ability and extensive knowledge of the healthcare industry and related educational/academic affairs as well as expertise in enterprise budgeting, human resource management and strategic planning. Moreover, her service on the board of directors of another public company also brings additional perspectives on business and operational matters.

James D. Shelton Director since 2008 Age: 56

Mr. Shelton is Chairman of the Board of LHP Hospital Partners, Inc. (“Legacy”). Prior to his position at Legacy, Mr. Shelton served as Chairman of the Board, President and Chief Executive Officer of Triad Hospitals, Inc. from May 1999 until the organization was sold in 2007. Mr. Shelton also serves as a Senior Advisor to CCMP Capital Advisors, LLC. Mr. Shelton is a director of Ventas, Inc.

As former Chairman and Chief Executive Officer of a public healthcare company, Mr. Shelton brings extensive leadership, operational and financial experience in the healthcare industry. In addition, as the Chairman of the board of directors of Legacy and Optimal IMX, a member of the board of directors of Wake Forest University Health Science Center and a director of another public healthcare company, Mr. Shelton has a unique perspective to offer the Company on healthcare technology and other healthcare-related issues.

John H. Timoney Director since 2000 Age: 76	Mr. Timoney is a retired executive of Applied Bioscience International Inc. (“Applied Bioscience”), where he held a number of senior positions from 1986 through 1996, including Vice President, Chief Financial Officer and Treasurer. He was also a director of Applied Bioscience from September 1986 through June 1995. Mr. Timoney has also held financial and executive positions with IMS Health Incorporated, Chemed and W.R. Grace & Co. He is a director of International Schools Services, a not-for-profit organization.

With 19 years experience in the contract research organization services (“CRO”) and healthcare data management industries through service at Applied Bioscience and IMS, Mr. Timoney offers a unique understanding of the CRO business and strategic and operational issues relating to the CRO and data management industries. He also brings financial expertise given his extensive career in financial management.

Amy Wallman Director since 2004 Age: 60

Ms. Wallman is a retired audit partner with Ernst & Young International, a position she held from 1984 to July 2001. From 1995 to 2001, she also served as Health Care Industry Leader in Ernst & Young’s healthcare practice based in New York, New York.

Given her extensive career in accounting at one of the world’s largest accounting firms, Ms. Wallman brings not only demonstrated skills, but significant experience in the accounting, auditing and financial reporting functions. Over the course of her career, she advised companies in various industries, including manufacturing, financial services and retail, ultimately developing specific expertise in healthcare.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PERSONS NOMINATED BY THE BOARD.

GOVERNANCE OF THE COMPANY AND BOARD MATTERS

Corporate Governance Guidelines

The Board first adopted the Omnicare, Inc. Corporate Governance Guidelines (the “Guidelines”) in May 2004. The Guidelines reflect the principles by which the Company operates. The Guidelines provide that the Board is elected by the stockholders to provide oversight and guidance to senior management with a view to increasing stockholder value over the long term and that the core responsibility of the Board is to exercise its fiduciary duties to act in the best interests of Omnicare and its stockholders. The Guidelines cover various topics, including, but not limited to, Director independence, Board and committee composition, Board operations, Director compensation and leadership development. The Nominating and Governance Committee of the Board is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines. A copy of the Guidelines is available at the Company’s Web site (www.omnicare.com) and may also be obtained upon request from the Company’s Corporate Secretary.

Independent Directors

The Guidelines provide that a majority of the members of the Board must be “independent” under the criteria set forth in the New York Stock Exchange (“the NYSE”) listing standards and require the Board to affirmatively determine on an annual basis as to each Board member whether he or she is independent. The criteria for determining independence set forth in the NYSE listing standards are the same categorical standards the Board and the Nominating and Governance Committee use in determining independence.

Pursuant to the NYSE listing standards for determining those Directors that are independent, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In addition:

(i) A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

(ii) A Director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a Director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

(iii)(A) A Director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a Director who has an immediate family member who is a current partner of such a firm; (C) a Director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a Director who was, or whose immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not “independent.”

(iv) A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v) A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company or charitable organization that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board and the Nominating and Governance Committee of the Board undertake a review of Director independence each year and have completed such a review in preparation for the Annual Meeting. During the review, the Board and the Nominating and Governance Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the caption “Transactions with Related Persons—Certain Relationships and Transactions” below. The Board and the Nominating and Governance Committee also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board and the Nominating and Governance Committee have affirmatively determined that, under the Guidelines and the NYSE listing standards, the following Directors, constituting a majority of the Directors nominated for election at the Annual Meeting, are independent of the Company and its management: Messrs. Crotty, Heyer, Shelton, and Timoney, Dr. Lindell and Ms. Wallman. For additional information, see “Transactions with Related Persons—Certain Relationships and Transactions.”

Committees of the Board, Committee Charters and Meetings

In 2009, the Board had standing the Audit Committee, the Compensation and Incentive Committee (the “Compensation Committee”), the Nominating and Governance Committee and the Executive Committee. With the exception of the Executive Committee, all of the committees were comprised in 2009 (and continue to be comprised) solely of Directors who are independent within the meaning of the Guidelines and the NYSE listing standards. The Charters for each of the Company’s committees are available at the Company’s Web site (www.omnicare.com) and copies may also be obtained upon request from the Company’s Corporate Secretary. The table below shows membership for each of the committees as of December 31, 2009:

Director	Audit	Compensation	Nominating and Governance	Executive
John T. Crotty		✓	✓	Chair
Joel F. Gemunder				✓
Steven J. Heyer		✓
Sandra E. Laney
Andrea R. Lindell	✓	Chair
James D. Shelton	✓		✓
John H. Timoney	✓		Chair	✓
Amy Wallman(a)	Chair

(a)	The Board determined that Ms. Wallman is qualified and was designated as an audit committee financial expert within the meaning of the regulations of the United States Securities and Exchange Commission (the “SEC”), and the Board has determined that she has relevant accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Board and the Nominating and Governance Committee have also affirmatively determined that, under the Guidelines and the NYSE listing standards, Ms. Wallman is independent of the Company and its management.

Audit Committee. Under its Charter, the Audit Committee has sole and direct authority to engage, appoint, evaluate, compensate and replace the independent auditors. The Audit Committee reviews and approves in advance all audit, audit-related and non-audit services performed by the independent auditors (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with the Company’s management regularly to consider the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial reports to the public. The Audit Committee also meets with the independent auditors and with the Company’s financial personnel and internal auditors regarding these matters. Both the Company’s independent auditors and the internal auditors meet regularly with the Audit Committee in private and have unrestricted access to the Audit Committee. The Audit Committee examines the independence and performance of the Company’s independent auditors as well as the performance of the Company’s internal audit function. In addition, among its other responsibilities, the Audit Committee reviews the Company’s critical accounting policies and the Company’s annual and quarterly reports on Forms 10-K and 10-Q, respectively. See “Report of the Audit Committee of the Board” for additional information.

Compensation Committee. Under its Charter, the Compensation Committee’s principal responsibilities are to administer the Company’s compensation plans under which stock may be issued to Directors and executive officers, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, to approve the Chief Executive Officer’s compensation, to review and approve recommendations of the Chief Executive Officer with respect to the compensation of other executive officers and to report on executive compensation in the Company’s proxy statement.

Nominating and Governance Committee. Under its Charter, the Nominating and Governance Committee’s principal responsibilities are to identify individuals qualified to become Directors, to recommend to the Board nominees for election as Directors by stockholders or to fill vacancies in the Board, to recommend to the Board the appointment of Directors to Board committees, to develop and recommend to the Board a set of Corporate Governance Guidelines and to review the Guidelines annually to ensure that they are appropriate for the Company and comply with applicable laws, regulations and listing standards, to recommend any desirable changes in the Guidelines to the Board, to recommend other activities to the Board relating to corporate governance and to develop and recommend to the Board, and to oversee the administration of, an annual self-evaluation process for the Board and its committees.

Executive Committee. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or under the By-Laws may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board meeting.

Attendance at Board, Committee and Annual Meetings. In 2009, the Board met 14 times, the Audit Committee met 8 times, the Compensation Committee met 10 times, the Nominating and Governance Committee met 2 times and the Executive Committee met 6 times. In 2009, each Director attended more than 75% of the meetings of the Board and of the Committees on which he or she served.

All members of the Board are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders of the Company. All Directors attended the Company’s Annual Meeting in 2009.

Selection of Nominees for the Board

The Board has not adopted a formal diversity policy for nominees. Rather, the Board believes that it should be comprised of Directors with varied, complementary backgrounds, and that Directors should, at a minimum, have a diversity of expertise that may be useful to the Company, such as an understanding of the healthcare industry and practices, the needs of the elderly, technology, finance, accounting, marketing or international matters—all in the context of an assessment of the needs of the Board at a particular time. Directors should be willing and able to devote the required amount of time to Company affairs.

When seeking candidates for Director, the Nominating and Governance Committee may solicit suggestions from incumbent Directors, management and others. Additionally, the Company engages a third-party executive search firm. The third-party executive search firm assists the Committee and the Board in the identification of suitable potential candidates and the initial screening of candidates by, among other things, conducting personal interviews and background checks. After conducting an initial evaluation of a candidate, and depending upon the needs of the Board, the Committee may interview the candidate if it believes the candidate might be a valuable addition to the Board. The Committee may also require the candidate to meet with management. If, based on, among other things, the needs of the Board and the experience and other qualities of other prospective candidates, the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s nomination.

Pursuant to its policy regarding the consideration of any Director candidates recommended by stockholders, the Nominating and Governance Committee will consider candidates for Director recommended by stockholders applying the criteria for candidates described above and considering the additional information referred to in this paragraph. Stockholders wishing to recommend a candidate for Director should write the Company’s Corporate Secretary and include the following: a statement that the writer is a stockholder (accompanied by appropriate confirmation of such stock ownership) and is proposing a candidate for consideration by the Committee; the name of and contact information for the candidate; a statement of the candidate’s business and educational experience; information regarding each of the factors listed in the first paragraph of this subsection sufficient to enable the Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the proposing stockholder and the candidate; and a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Code of Ethics

The Board has adopted the Company’s Code of Business Conduct and Ethics that applies to Directors, officers and employees of Omnicare and its subsidiaries. The Code complies with the requirements of the NYSE and SEC. In addition, the Board has also adopted the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws and other matters. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found at the Company’s Web site (www.omnicare.com) and a copy may also be obtained upon request from the Company’s Corporate Secretary.

Private Sessions of Non-Management Directors

As required by the Guidelines, Non-management Directors meet in private sessions without management in conjunction with the regularly scheduled Board meetings in February and August and at other times as may be determined by the Non-management Directors. “Non-management” Directors are all of those Directors who are not Company employees. In addition, if this group of Non-management Directors includes Directors who do not satisfy the independence requirements of the NYSE, an executive session including only “independent” Directors is scheduled at least once a year. The Chairman of the Board presides at meetings of the Non-management Directors and independent Directors to the extent that he is a member of such groups and present at the meetings. Otherwise, such meetings are led by a “Presiding Director” who is chosen by a plurality vote of the Directors present.

Board Leadership Structure

In May 2003, the Company created the non-executive position of Chairman of the Board. Prior to that time, the Chairman of the Board also served as Chairman of the Company. The Company created the role of non-executive Chairman of the Board in recognition of the differences between the roles of the Chairman of the Board and the Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company, the general management and operation of the business and guidance and oversight of senior management. The Chairman of the Board presides at all meetings of the Board and of the stockholders, monitors the content, quality and timeliness of information sent to the Board and is available for consultation regarding the Company’s oversight of business affairs. The Chairman of the Board also facilitates communication among the independent directors and between the independent directors and management.

Risk Oversight

The Board as a whole has ultimate oversight responsibility for the risk management process, with assistance in certain areas by Board committees. The Board regularly discusses, and receives updates from senior management and/or outside counsel and consultants on the identification, assessment, management and mitigation of the critical risks facing the Company. The Board’s areas of focus include operational, strategic, governmental, regulatory and compliance, financial, political and reputational risks. The Audit Committee monitors risks associated with financial reporting and internal controls, receives annual reports on risk assessment from the Company’s auditors and regularly discusses financial and economic risks as well as financial implications of certain regulatory or legal risks with the Company’s Chief Executive Officer, Chief Financial Officer, other members of senior management and outside counsel or consultants. The Compensation Committee assesses possible risks arising from the Company’s compensation policies and programs, leadership assessment and management succession. The Nominating and Governance Committee assists the Board in overseeing risks relating to corporate governance, including Board composition and functioning. In addition, the Company maintains a Compliance Committee, chaired by the Company’s Chief Compliance Officer, and consisting of a member of the Board (currently Mr. Timoney), senior operating management, the Company’s general counsel and billing and human resources personnel. The Chief Compliance Officer and the Compliance Committee monitor regulatory and legal risks facing the Company and oversee the Company’s compliance with federal and state healthcare reimbursement and other regulations.

The Company’s corporate governance guidelines encourage directors to attend, from time to time, third party director education programs and symposia that address current developments relevant to board members of public companies. In addition, education and training in issues related to the Company’s business are provided from time to time by outside counsel and consultants as well as relevant members of management. These continuing education initiatives help keep the Board informed of developments potentially affecting the Company’s risk profile.

Compensation and Risk Management

The Compensation Committee has determined that the Company’s compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered that the Company maintains policies and guidelines that limit individual employee and overall corporate actions to specific approved limits; the Company’s targets set under the Annual Incentive Plan include not only achievement of financial metrics, but also factors that emphasize qualitative employee performance goals; the mix of short-term and long-term incentives and balance of cash and equity compensation; and the fact that incentive program payouts are subject to discretion by the Compensation Committee.

Contacting the Board

The Board has a process by which stockholders and other interested parties can send communications to the Board, including the Non-management Directors. Stockholders and other interested parties can send written communications to one or more members of the Board, including the Non-management Directors, addressed to:

Corporate Secretary

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

All such communications will be forwarded to the relevant Director(s) except for communications unrelated to the Company.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John T. Crotty(3)	$124,000	$260,089	$13,705	$0	$397,794
Steven J. Heyer	$79,500	$135,072	$0	$0	$214,572
Sandra E. Laney(4)	$51,000	$135,072	$0	$558	$186,630
Andrea R. Lindell	$123,000	$135,072	$0	$2,101	$260,173
James D. Shelton(3)	$79,542	$148,831	$13,705	$0	$242,078
John H. Timoney	$99,500	$135,072	$0	$1,730	$236,302
Amy Wallman(3)	$93,000	$135,072	$13,705	$422	$242,199

(1)	On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2009. Note 12 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009, describes the assumptions used to determine the grant date fair value for overall Company options.

(2)	Consists of costs of revisions to 1099 filings and a gross-up for penalties relating thereto.

(3)	Option awards for Mr. Crotty, Mr. Shelton and Ms. Wallman represent their participation in the Omnicare StockPlus Plan.

(4)	Ms. Laney is not standing for re-election at the Annual Meeting.

Each non-employee Director is generally paid a $30,000 annual retainer fee (payable at the Director’s election in cash or restricted stock). Each non-employee Director is also generally granted an annual restricted stock award having a value of $125,000 that vests in one installment on the third anniversary of the date of grant. The Chairman of the Board receives a $60,000 annual Board Chairman retainer fee and an annual restricted stock award of $250,000, which also vests in one installment on the third anniversary of the date of grant, along with other fees normally paid to Directors. In addition, the Chairpersons of the Audit and Compensation Committees are each paid a $30,000 annual retainer fee and members of the Audit and Compensation Committees are each paid a $15,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). The Chairman of the Nominating and Governance Committee is paid a $20,000 annual retainer fee and members of the Nominating and Governance Committee are each paid a $10,000 annual retainer fee (in each case payable at the Director’s election in cash or restricted stock that vests as described above). Each non-employee Director also receives a $1,500 fee for attending a meeting either in person or by telephone.

Except with respect to the annual stock grants of 400 shares to each Director that are fully vested upon grant, restricted stock awards granted in 2009 have a three-year, cliff-vesting schedule.

The number of outstanding shares of restricted stock held by each of the non-employee Directors as of December 31, 2009 was as follows: Mr. Crotty - 23,685; Mr. Heyer - 10,179; Ms. Laney - 13,505; Dr. Lindell - 13,505; Mr. Shelton - 11,195; Mr. Timoney - 13,505; and Ms. Wallman - 13,505. Mr. Crotty, Mr. Shelton, Mr. Timoney and Ms. Wallman also held 1,506, 1506, 8,890 and 3,380 stock options, respectively, as of December 31, 2009.

Stock Ownership Guidelines for Directors

In order to encourage each Director to achieve and maintain an appropriate ownership stake in the Company, the Company has adopted stock ownership guidelines for its Directors. In May 2005, minimum ownership levels were established for each Director which require that all Directors hold at least 7,500 shares of the Company’s common stock within five years of their appointment to the Board. For 2009, all of the Directors complied with the guidelines.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee, referred to in this Compensation Discussion and Analysis as the Committee, has responsibility for establishing, implementing and reviewing all elements of the Company’s executive compensation program. In determining appropriate individual compensation levels for the Company’s officers named in the summary compensation table, who are referred to herein as the NEOs or the executives, the Committee considers individual tenure, experience, skill set, individual and Company performance and competitive market compensation data. Consistent with the Company’s objectives described below in the section captioned “Compensation Program Objectives,” the executive compensation program for 2009 was driven by the Company’s philosophy of linking executive compensation to financial and operating performance as well as changes in stockholder value. As described in detail below, in 2009 the Committee decided to more directly link employee cash incentive compensation with the Company’s earnings growth objectives by basing cash bonuses on a predetermined financial objective and predetermined target bonus amounts. The Committee believes that increased specificity and objectivity in setting such targets brings greater clarity and enhanced employee motivation to the Company’s annual incentive plan. As such, the Committee expects to similarly link non-cash incentive compensation more closely to the Company’s financial performance in 2010.

In determining 2009 executive compensation, the Committee expressed its collective view that, after several years of volatility in the Company’s business brought about largely by the implementation of Medicare Part D and pricing pressures, in 2009, the Company had substantially completed its major operational initiative, the Full Potential Plan, and accomplished the primary goals of continuing growth, improving profitability and enhancing stockholder value. The major factors considered by the Committee were as follows:

•

The Committee recognized that in 2009 the Company successfully implemented its major operational initiative, the Full Potential Plan, designed to address certain Company and industry-specific challenges and realign the Company’s operating infrastructure using a “hub and spoke” structure to capitalize on the Company’s scale advantages and to promote long-term growth. By year-end 2009, the Company had achieved its goal of $100 million pre-tax in incremental annualized savings from this program.

•

The Committee acknowledged that in 2009 the Company achieved strong growth in adjusted earnings per diluted share from continuing operations (before tax benefits) as compared to 2008. This growth took place despite pricing pressures that resulted from the implementation of significant reductions in reimbursement rates on certain generic drugs by state Medicaid programs, Medicare-funded drug plans and other payors as well as a 4% rollback in average wholesale prices for a large number of drugs under state Medicaid programs. The Committee also noted that, despite these reimbursement challenges, cash flow from operations (excluding special litigation payments) was at an historically high level and within its upwardly revised guidance for 2009.

•

The Committee recognized that the Company’s adjusted diluted earnings per share (before tax benefits) for 2009 were within its original range of guidance to investors despite the unanticipated magnitude of the aforementioned reimbursement challenges. The Company’s stock price increased 11.2% between the year-end 2008 and year-end 2009 earnings releases, when full-year earnings and forward earnings guidance is communicated to the public, reflecting more than $300 million in value creation for the Company’s shareholders over that period. The Committee also considered that during the two-year period ending mid-March 2010, when data was provided to the Committee for its use in making compensation decisions, Omnicare’s stock price increased more than 85%, substantially outperforming the S&P 500.

Given the challenging economic and reimbursement environment, the Committee determined not to grant salary increases to the Company’s executives in 2009. The Committee also supported a temporary Company-wide salary reduction program, adopted in 2009, which included the executives. In addition, after not granting restricted stock awards for a period of nearly 18 months, the Committee granted restricted stock to its executives in 2009 in furtherance of the Committee’s historical emphasis on long-term incentive compensation. Moreover, upon attainment of targeted metrics under the Company’s Annual Incentive Plan for 2009, the Committee also awarded cash bonuses to the executives and key employees under Plan.

Compensation Program Objectives

The Company’s executive compensation program is designed to:

•	Directly link executive compensation to the financial and operating performance of the Company and changes in stockholder value.

•	Compensate executives in a way that is internally equitable based upon the level of responsibilities in their respective positions.

•

Attract, retain and motivate qualified executives by providing compensation opportunities that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity.

•

Maintain a balance between the Company’s short- and long-range performance objectives by compensating executives based, in part, on the achievement of current year business plan objectives and, in part, on long-term increases in stockholder value. As employees assume more responsibility and greater ability to impact the Company’s financial performance, more of their pay is linked to such performance.

Overview of Compensation Program

The Company’s executive compensation program consists of four main elements: base salary, annual bonus, long-term incentives and benefits, all of which are discussed in more detail below. In general, the mix of annual and long-term incentive compensation paid to executives varies with the relative weighting of long-term incentive compensation being larger for greater levels of responsibility. The executives’ compensation includes both cash-based and equity-based awards. The Company does not have specific allocation goals between cash-based and equity-based compensation or between annual and long-term incentive compensation. However, long-term incentive compensation has historically been emphasized over short-term incentive compensation as the Committee believes it reinforces the importance of stockholder value creation over longer periods of time.

Role of Committee. Compensation levels are approved by the Committee based on, among other factors, recommendations of Compensation Strategies, Inc. (“Compensation Strategies”), the Committee’s independent compensation consultant, recommendations of Mr. Gemunder with respect to the executives generally and other factors, including, but not limited to, the Company’s success in meeting its financial and operational goals, the success of the business units or Company initiatives that each executive was involved in and the future expected contributions of the executives to the Company. In the case of Mr. Gemunder, the Committee develops compensation levels in consultation with Compensation Strategies in executive session without Mr. Gemunder or any other member of management present. Additional information about the Committee’s authority and responsibilities are described in the section of this Proxy Statement captioned “Governance of the Company and Board Matters—Committees of the Board, Committee Charters and Meetings” on page 8.

Role of Consultants. The Committee has engaged Compensation Strategies to review and advise on executive compensation matters. In 2009, representatives of Compensation Strategies participated in substantially all of the meetings of the Committee. The responsibilities of Compensation Strategies include:

•	Providing executive compensation market data to the Committee and the Company for use in reviewing changes to the compensation and benefits program and in individual executive pay levels;

•	Advising the Committee regarding changes to the Company’s executive compensation and benefits policies and program and individual compensation actions; and

•	Attending Committee meetings to provide assistance and input as requested by the Committee.

Role of Management. Mr. Gemunder regularly attends Committee meetings. The Committee also conducts full meetings or portions of meetings in executive session without Mr. Gemunder or any members of management present. The Committee considers recommendations from Mr. Gemunder regarding the performance assessment and compensation levels for the executives generally as well as other employees. Mr. Gemunder develops these recommendations in consultation with Compensation Strategies, including review of competitive survey data provided by Compensation Strategies.

Market Comparison Data. To determine competitive market levels, the Committee periodically reviews total compensation levels for similarly situated executives of a group of peer companies and also considers compensation information of companies outside of the peer group. The peer group included in the review is compiled by Compensation Strategies, on behalf of and in consultation with the Committee. The peer group is comprised of companies that Compensation Strategies and the Committee believe engage in healthcare-related businesses impacted by the same economic influences as the Company or compete with the Company for executive talent. As utilized for compensation purposes, this peer group is size-adjusted through the use of regression analysis to make it comparable to Omnicare’s revenue level. Compensation Strategies and the Committee undertake a peer group review of Mr. Gemunder’s compensation each year. With respect to the other executives, a peer group review is performed when the Committee determines it is necessary in connection with a compensation decision relating to the executives.

Comparison Group. As of the last review, the peer group included the following publicly traded companies with annual revenues ranging from approximately $1.8 billion to $106.6 billion:

Abbott Laboratories	DaVita, Inc.	Merck & Co., Inc.
Allergan, Inc.	Eli Lilly and Company	Mylan Inc.
AmerisourceBergen Corporation	Express Scripts, Inc.	Pfizer Inc.
Amgen Inc.	Forest Laboratories, Inc.	PharMerica Corporation
Baxter International Inc.	Genentech, Inc.	Rite Aid Corporation
Becton, Dickinson and Company	Johnson & Johnson	Schering-Plough Corporation
Bristol-Myers Squibb Company	King Pharmaceuticals, Inc.	Walgreen Co.
Cardinal Health, Inc.	McKesson Corporation	Watson Pharmaceuticals, Inc.
Catalyst Health Solutions, Inc.	Medco Health Solutions, Inc.	Wyeth
CVS Caremark Corporation	Medtronic, Inc.

Use of Tally Sheets. In making compensation decisions, the Committee reviews a “tally sheet” for each executive. The tally sheet assigns a dollar value to each compensation element for each executive, including base salary, annual and long-term incentives, benefits and perquisites. The Committee believes that the tally sheet is useful in evaluating each executive’s total compensation in relation to market practice and individual performance.

Compensation Program Design

The elements of the Company’s compensation program are base salary, incentive-based compensation, including annual incentives and long-term incentives, and perquisites and various other benefit plans. The composition of 2009 compensation for the executives is described below.

Base Salary

The Company’s policy is to set salaries for the executives at levels that are sufficient to attract, retain and motivate highly qualified executives, based on the relative value of each position as measured against the market, and to maintain internal equity. To achieve this, the Company considers market data from the Company’s peer group and establishes base salaries based on an assessment of each executive’s tenure, experience, responsibilities, skill set and individual and Company performance. The executives’ base salaries are reviewed and approved periodically by the Committee, and the Committee has historically reviewed base salaries at intervals of 14 months or longer. The Committee determines when to review base salaries based on its consideration of the Company’s performance, incentive compensation payments to executives, and cumulative salary movement in the marketplace.

In July of 2009 the Company initiated a temporary Company-wide salary reduction program which included a 5% reduction in base salary for the executives. The salary reduction program was designed to motivate employees to meet certain cost savings and operating metrics. The temporary salary reduction program applies only to an executive’s base salary and will not be considered in determining severance benefits or benefits under the Company’s compensation and incentive plans. In light of this program, the Committee determined not to grant salary increases in 2009.

Incentive-Based Compensation

Annual Incentives. The Company currently provides an annual incentive opportunity to the executives, and other eligible executives and key employees, under the Company’s Annual Incentive Plan. The annual incentive program is intended to attract, retain and motivate qualified executives by providing an opportunity for an annual incentive that represents a substantial portion of potential aggregate compensation each fiscal year and is competitive with the market for each position.

Historically, in making awards under the annual incentive program, the Committee has not set specific targets or established formulae with respect to individual bonus amounts or performance objectives nor assigned relative weights to any operational or financial factor. However, for 2009, the Company expected to substantially complete its major operational redesign, the Full Potential Plan, and return to relative stability and sustained growth after several years of volatility largely due to industry-wide regulatory changes and pricing pressures. As such, the Committee decided to adopt a formula-based approach to setting annual cash incentive compensation. In March 2009, the Committee set a predetermined performance objective, set predetermined individual target award opportunities for each NEO and provided for payouts ranging from 0% to 250% of an executive’s target award opportunity based upon (i) the percentage of the performance objective actually achieved and (ii) an assessment of each executive’s individual performance.

Under the 2009 bonus program, individual target awards, expressed as a percentage of base salary, were established at the 50th percentile of the Company’s peer group of companies. With this goal in mind and taking into account the recommendations of Compensation Strategies as to peer group data, the Committee provided for target award opportunities for the Company’s NEOs that ranged from 75% to 125% of their base salaries. The Committee approved adjusted diluted earnings per share (before tax benefits) (“EPS”) as the performance metric under the 2009 annual bonus program. EPS is adjusted to exclude special items including, primarily, litigation charges, restructuring costs associated with the Full Potential Plan, and charges relating to the adoption of new accounting guidance. The Committee approved a target EPS of $2.60 per share for 2009 consistent with the Company’s 2009 financial budget and the Company’s guidance to the investment community with respect to the 2009 outlook. The Committee determined that EPS was the best metric to use for determining short-term incentive compensation as it is the primary basis upon which the Company communicates forward-looking financial information to the investment community and is a key metric considered by senior management in assessing Company performance year over year. The program also provided that the Committee retain the discretion to adjust the performance objective to reflect unexpected events. The Committee also retained the discretion to adjust award amounts upward or downward as it deemed appropriate.

The 2009 bonus program provided that the actual bonus amounts to be paid were to be determined in two steps. The first step provided that an initial bonus amount was to be determined based upon the Company’s actual 2009 EPS relative to the EPS target. The program provided that no bonus would be paid to any executive if the Company’s actual EPS was not at least 80% of the EPS target. The program then provided for a range of initial bonus amounts of between 50% and 200% of an executive’s target award opportunity, with (i) 50% of the target award opportunity to be paid upon the Company’s achievement of 80% of the EPS target or $2.08, (ii) 100% of the target award opportunity to be paid upon the Company’s achievement of 100% of the EPS target and (iii) 200% of the target award opportunity to be paid upon the Company’s achievement of at least 125% of the EPS target or $3.25. In the event that the Company achieved a 2009 EPS in between the foregoing EPS targets, the percentage of the target award opportunity was to be determined by straight-line interpolation. The determination of the initial bonus amounts is summarized in the following chart:

2009 Performance Target

Performance Level	2009 EPS		% EPS Target Achieved	% of Target Award Opportunity Paid

Maximum		$3.25	125%	200%

Goal		$2.60	100%	100%

Threshold		$2.08	80%	50%

<Threshold	<$	2.08	<80%	0

After determination of the initial bonus amounts, the second step of the program allowed the Committee to adjust the initial bonus amount by applying an individual performance multiplier to the initial bonus amount for each executive in the range of 0.5x to 1.25x to reflect individual performance. The Committee set no individual goals or targets for executives under the 2009 bonus program. Rather, the individual performance multiplier was determined by an individual performance review by the Committee with input from Mr. Gemunder as to each individual’s performance. Finally, all bonus amounts were further subject to the Committee’s downward discretion to reduce any bonus amount if deemed appropriate.

On March 24, 2010, the Committee met to determine the bonus amounts to be paid under the 2009 bonus program. The Committee determined that the Company had earned $2.51 in adjusted diluted EPS from continuing operations (before tax benefits) for 2009 which yielded an initial bonus amount of 91.34% of the target award opportunity for each executive prior to application of the individual performance multiplier. In determining the individual performance multiplier, the Committee evaluated each individual’s performance by considering a number of factors including:

•	the overall success of the Company in meeting its operational and financial goals for the year;

•	the success of the business units or Company initiatives that each executive was involved in and an executive’s contribution to such initiatives;

•	the recommendations of Compensation Strategies;

•	the recommendations of Mr. Gemunder with respect to the individual performances of the other executives generally; and

•	the future expected contributions of the executives to the Company.

Taking all these factors into account, the Committee determined to apply individual performance multipliers of approximately 1.0x to each of the NEOs, recognizing the performance of the executives to be strong but also taking into account that the Company’s results had fallen slightly short of target owing to the aforementioned reimbursement challenges. Thus, application of the formula resulted in payouts of the following annual bonus amounts for 2009 to the Company’s executives: Mr. Gemunder $2,169,325, Mr. Keefe $538,906, Ms. Hodges $311,698 and Ms. Kinerk $250,000.

In accordance with the terms of the Annual Incentive Plan, Mr. Froesel was not awarded a bonus under the 2009 bonus program as his employment terminated prior to the payment of bonuses.

Mr. Workman did not participate in the 2009 bonus program as he did not begin employment with the Company until November 18, 2009. Mr. Workman’s employment agreement provides for payment of a bonus for 2009 equal to $625,000 (minus any annual bonus he is paid by his previous employer for the year). The Committee thought that such award was appropriate and necessary to induce Mr. Workman to forfeit his annual bonus with his former employer and to join the Company.

In addition to participation in the 2009 bonus program, Ms. Kinerk’s employment agreement provides that she will be paid a percentage of the total commissions earned in each year by the sales and customer retention teams she leads in accordance with the Company’s Sales and Marketing Commission Plan. Under such plan, commissions are paid for contracts on a per bed basis. The Committee considered the amount of commissions earned by Ms. Kinerk in determining her bonus amount.

Long-Term Incentives. As discussed above, long-term incentive compensation has historically been emphasized by the Committee over short-term incentive compensation as the Committee believes it reinforces the importance of stockholder value creation over longer periods of time. The stock incentive program, in the form of discretionary restricted stock and stock option grants, is the basis of the Company’s long-term incentive plan for executives. The Company believes that this program is an effective way to retain and compensate executives based, in part, on long-term increases in stockholder value and, in part, on performance relative to operational and financial objectives that are designed, in large measure, to generate long-term stockholder value. In addition, the Company believes that this program aligns executive and long-term stockholder interests by creating a link between executive compensation and stockholder return. The Company has at times granted equity awards in place of, or in addition to, cash compensation as it is more closely linked to increases in long-term stockholder value. Historically, with respect to awards of restricted stock or stock options, the Committee had not set specific targets or established formulae or assigned relative weights to any operational or financial factor. However, the Committee currently intends to explore the implementation of a formula-based stock incentive program similar to the annual bonus plan that will tie equity awards, in part, to meeting predetermined performance objectives and individual targets.

Stock options are granted at or above fair market value and generally vest, or become exercisable, over four years. Restricted stock awards have vesting restrictions based on continued employment that generally lapse over ten years. The Committee has been advised that the ten-year vesting period is longer than that generally used by comparable companies and is designed to help retain executives and align their interests with the long-term interests of the Company and its stockholders.

After not having granted restricted stock awards in nearly 18 months, on November 20, 2009, the Committee granted restricted stock to its executives to further its historic emphasis on long-term compensation. As in the past, for 2009, the Committee did not set specific targets. Rather, the Committee based its determinations as to the amount of each award on a number of factors including:

•	the Company’s success in meeting its financial and operational goals during the year;

•	the information provided by Compensation Strategies as to awards made at the peer group companies;

•	the recommendations of Compensation Strategies;

•	the Company’s historical practices with respect to equity awards;

•	the level of responsibility of each executive;

•

the level of long-term incentive compensation appropriate to keep a proper balance between short-term incentives and long term incentives in accordance with the Company’s overall compensation philosophy;

•	the recommendations of Mr. Gemunder as to the individual performance of the other executives generally; and

•	the future expected contributions of each executive to the Company.

In analyzing these factors, the Committee noted particularly the Company’s positive financial performance and the substantial completion of the Full Potential Plan, including the Company’s significant progress in implementing new technologies for dispensing and packaging drugs, the Company’s efforts in billing and collection, which resulted in improved accounts receivable and lower bad debt expense, and the Company’s increased employee training and customer service and development efforts, which resulted in enhanced customer retention even while this major structural change was occurring in its operations. Based on this analysis, and without assigning specific weights to these factors, the Committee awarded the following restricted stock grants to the Company’s executives: Mr. Gemunder 400,000, Mr. Keefe 59,700, Ms. Hodges 41,700 and Ms. Kinerk 33,300.

Mr. Froesel was not granted an award of restricted stock in 2009 as he had informed the Committee of his intention to terminate his employment prior to the date the awards were made.

The provisions of Mr. Workman’s employment agreement provide for certain equity grants to be made to Mr. Workman including (i) a sign-on restricted stock grant which resulted in an award of 40,816 shares, (ii) a buy-out restricted stock grant which resulted in an award of 122,449 shares to compensate Mr. Workman for awards he forfeited with his prior employer and (iii) a commitment to grant equity awards in 2010 with a value at grant of at least $1.2 million. The Committee believes that such awards were appropriate and necessary to induce Mr. Workman to forfeit equity and other incentive awards with his former employer and to join the Company.

2010 Compensation Actions

On March 24, 2010, the Committee established a 2010 annual performance objective for the annual incentive program based on earnings per share of the Company substantially similar to the 2009 bonus program that will again provide for payouts ranging from 0% to 250% of an executive’s target award based upon (i) the percentage of the performance objective actually achieved and (ii) each executive’s individual performance review. The Committee decided the performance goal for 2010 will once again be diluted adjusted earnings per share and has selected an EPS target consistent with its 2010 financial budget and the Company’s general guidance to the investment community as to the Company’s 2010 outlook.

Stock Ownership Guidelines for Executives

To directly and materially link executive compensation to the financial and operating performance of the Company and increases in stockholder value, the Company has historically encouraged the ownership of stock of the Company by executives in a number of ways. For example, a broad group of employees, including all of the executives and other members of senior management, are paid a significant portion of their incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including all of the executives and other members of senior management. Employees of the Company generally are provided the opportunity to own Company stock through various benefit programs, such as the Omnicare Employees’ Savings & Investment Plan (the “S&I Plan”), and the Omnicare StockPlus Plan, a broad-based stock purchase and stock option program.

In February 2002, the Company adopted stock ownership guidelines for its officers to further encourage its officers to achieve and maintain an ownership interest in the Company and thereby link the officers’ individual wealth opportunities to the financial and operating performance of the Company and increases in stockholder value. The recommended stock ownership levels set forth in the guidelines are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer to between one and three and one-half times base salary for other officers. Each of the executives other than Mr. Workman and Ms. Kinerk has met the established guidelines. Until an officer of the Company has reached his or her target ownership, he or she is required to hold 50%, in the case of officers other than vice presidents, and 20%, in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

Pension Plans and Non-Qualified Deferred Compensation

Pension and deferred compensation benefits are intended to be part of a competitive compensation program necessary to attract and retain employees. To assist employees in preparing financially for retirement, the Committee believes that it is important to provide the Company’s employees, including the executives, with the opportunity to maintain a portion of their respective incomes following retirement. These retirement plans are discussed in more detail on pages 35 to 39.

Qualified Plans. The executives participate in the S&I Plan and certain of the executives have benefits under the discontinued Omnicare General Pension Plan, or General Pension Plan, and the discontinued Omnicare Employee Stock Ownership Plan, or ESOP, which we refer to collectively as the Qualified Pension Programs. The S&I Plan and, where applicable, the General Pension Plan and ESOP are designed to provide eligible employees of the Company and its affiliates with income during retirement.

Non-Qualified Plans. The executives also participate in the Omnicare Excess Benefit Plan and the Omnicare Rabbi Trust Deferred Compensation Plan. The Company maintains these plans to provide non-qualified pension benefits to its designated employees, including the executives. The Excess Benefit Plan consists of a savings portion, hereinafter referred to as the Non-Qualified Savings Plan, and a pension portion, hereinafter referred to as the Non-Qualified Pension Plan. The Non-Qualified Savings Plan and the Non-Qualified Pension Plan are intended to make executives whole for the limitation of benefits due to requirements of the Internal Revenue Code and, with respect to the Non-Qualified Pension Plan, to compensate participants for the loss of benefits they previously had under the General Pension Plan. The plans also provide the executives with an opportunity to maintain a portion of their respective incomes after retirement. All of the executives who participate in the Non-Qualified Pension Plan were participants in the General Pension Plan at the time of its discontinuation in December 1993.

The Non-Qualified Pension Plan is discussed in more detail on pages 36 and 37. The Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail on pages 38 and 39.

Perquisites and Other Benefits

The executives are offered a variety of perquisites that are intended to attract, retain and motivate qualified executives by providing benefits that are competitive with the practices of companies that are similar to the Company in either business mix or financial size and complexity. In addition, the Company believes that the perquisites generally enable the executives to devote more time to Company business. The executives also participate in health and welfare benefits that the Company generally makes available to all employees in order to maintain a healthy, focused and productive workforce.

The perquisites provided to executives include personal use of the corporate aircraft, personal tax, financial planning and bookkeeping services, personal use of company cars, car parking services and meals at work. The Company has adopted a security policy that requires Mr. Gemunder to use Company-owned aircraft for business and personal travel. Details regarding the amounts of certain perquisites are provided in the summary compensation table and accompanying footnotes below. The Company also provides split-dollar life insurance for certain of the executives. The terms of the split-dollar life insurance agreements are described on page 46.

Employment Agreements

The Company entered into an employment agreement with each of Mr. Gemunder in 1988, Mr. Keefe in 1993, Mr. Workman in 2009, Ms. Hodges in 1988, and Ms. Kinerk in 2006. The employment agreements are summarized on pages 44 to 46.

The employment agreements are intended to attract and retain the executives and to ensure that the Company receives the ongoing benefit of their experience, skills and achievements. The Committee has determined that the Company operates in a highly competitive industry and that appropriate severance is a key to attracting and retaining executives. Accordingly, the Committee believes the executives’ current severance benefits are necessary for retention of these executives and are generally comparable in overall benefits to executives at the Company’s peer group companies. The Committee has generally tried to tailor definitions of “cause” and “good reason” to prevent unfair termination by the Company or the executive. In addition, as noted on page 15, the Committee has historically emphasized long-term incentive compensation, in the form of stock-based awards, over short-term cash incentive compensation, particularly for those executives with higher compensation or greater responsibilities. The Committee believes this reinforces the importance of stockholder value creation over longer periods of time. Accordingly, the severance provisions under the employment agreements of Mr. Gemunder, Mr. Keefe and Ms. Hodges are generally structured to emphasize the link between the executives’ severance and the value of the stock-based awards granted to them during their employment as well as to make the executives whole for base salary and short-term incentive compensation that the executives would be denied because the Company denied them the opportunity to fulfill the terms of the employment agreements. With these considerations in mind, the employment agreements with Mr. Gemunder, Mr. Keefe and Ms. Hodges generally provide for continuation of compensation until the end of the term of their respective employment agreements (approximately 16 months from the date of this proxy for Mr. Gemunder and Ms. Hodges and 13 months for Mr. Keefe) upon a termination without “cause” or a resignation for “good reason” in the form of monthly payments at an annual rate of 150% (100% in the case of Mr. Keefe) of the sum of (i) the executive’s then-current base salary, (ii) the executive’s annual incentive bonus most recently paid or approved to be paid in respect of the previous year and (iii) the fair market value of all of the executive’s stock awards that have vested during the 12 months prior to the termination. These agreements also provide for full vesting of equity awards upon a termination without “cause” or a resignation for “good reason.”

In October 2009, the Committee approved an employment agreement with Mr. Workman to induce him to leave his prior employer and become the Company’s Executive Vice President and Chief Financial Officer. The Committee believes that such agreement is generally comparable in overall benefits to the employment agreements with the other Company executives as well as executives of peer group companies. However, in order to induce Mr. Workman to forfeit compensation rights with his prior employer and to join the Company, the Committee deemed it appropriate and necessary to include severance provisions more similar to the rights he was entitled to with his prior employer. Accordingly, the Committee approved an employment agreement providing severance upon a termination without “cause” or a resignation for an uncured material breach of his employment agreement equal to 18 months of continued base salary, a pro rata bonus for the year of termination, 18 months of continued health benefits, full vesting of unvested deferred compensation and additional vesting of unvested restricted stock awards. The Committee noted that under the severance plan of Mr. Workman’s prior employer, upon a termination without “cause” or a resignation for “good reason,” Mr. Workman would have generally been entitled to 24 months of continued base salary, 24 months of continued health benefits, pro-rata vesting of unvested options and full vesting of other equity awards.

Following a change in control of the Company, the employment agreements of the executives (other than Ms. Kinerk) provide enhanced ability to claim “good reason” termination rights. In addition, for a termination without “cause” or a resignation for an uncured material breach of his employment agreement within 24 months of a change in control, Mr. Workman is entitled to increased severance in a lump sum payment equal to 24 months salary plus two years of annual bonus payments, a pro rata bonus for the year of termination, full vesting of unvested deferred compensation, additional vesting of restricted stock awards and 24 months of continued

health benefits. The Committee noted that under the change in control plan of Mr. Workman’s prior employer, upon a termination without “cause” or a resignation for “good reason” within 24 months of a change in control, Mr. Workman would have generally been entitled to a lump-sum payment equal to 2.99 times the sum of his highest annual salary for the prior three years plus the average of the actual bonuses for the prior three years, 36 months of continued health benefits and vesting of outstanding stock options and other equity awards. By providing for these rights, the Committee believes that the executives’ economic interests are aligned with the stockholders’ interest in maximizing stockholder value in the event of a potential change of control of the Company. Additionally, these arrangements are intended to mitigate the financial impact to executives if their employment is terminated as a result of a change of control and provide them with incentives to remain with the Company despite uncertainties that may arise while a potential change of control transaction is under consideration or pending.

The employment arrangements for executives (other than Ms. Kinerk) also provide gross-ups for the executives from any parachute taxes due under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent, inequitable and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit to individuals without regard to the effect of the excise tax, the Committee has determined that 4999 gross-up payments are appropriate for the executives.

Ms. Kinerk is the Company’s Senior Vice President – Sales and Customer Development. Ms. Kinerk’s employment agreement differs from the other executives in a number of respects as her agreement is more typical of employment agreements for the Company’s senior sales executives which are structured to base a significant portion of overall compensation on commissions. Accordingly, Ms. Kinerk’s employment agreement provides severance equal to 12 months of continued base salary, does not contain additional change in control rights such as more liberal “good reason” rights or additional severance and does not include a parachute tax gross-up.

Mr. Froesel terminated his employment with the Company on January 1, 2010. Accordingly, Mr. Froesel did not receive an annual bonus for 2009 and forfeited any unvested options and restricted stock. 6,000 shares of Mr. Froesel’s restricted stock vested on December 30, 2009 in accordance with the terms of such award and he received a contribution to the Rabbi Trust Deferred Compensation Plan for the 2009 plan year in accordance with the terms of his employment agreement and such plan. In addition, Mr. Froesel received a distribution of $348,770 from the Rabbi Trust Deferred Compensation Plan on February 25, 2010 and will be entitled to receive an additional $1,253,176 after July 1, 2010. Mr. Froesel had 12,075 vested shares of the Company’s common stock under the Non-Qualified Savings Plan. Of these shares, 10,487 shares were distributed in April 2010 and the remaining 1,588 shares will be distributed after July 1, 2010.

Information regarding applicable payments under the change of control severance arrangements is provided under the heading “Potential Payments Upon Termination or Change of Control—Change in Control” on pages 42 and 43.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Section 162(m) excludes compensation that qualifies as “performance-based compensation” under Section 162(m). The Annual Incentive Plan and the Stock and Incentive Plan, each approved by the Company’s stockholders, permit the award of exempt performance-based compensation. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

The Compensation and Incentive Committee of the Board has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation and Incentive Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 14 to 23, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Compensation Committee:

Andrea R. Lindell, Ph.D., RN, Chairperson

John T. Crotty

Steven J. Heyer

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)
Joel F. Gemunder President and Chief Executive Officer	2009	$1,856,458	$0	$9,414,080	$73,670	$2,169,325	$11,145,392	$575,120	$25,234,045
	2008	$1,816,667	$5,125,000	$4,259,729	$1,751,841	$0	$10,126,682	$757,517	$23,837,436
	2007	$1,666,667	$0	$1,999,992	$64,385	$0	$8,206,287	$744,999	$12,682,330

Patrick E. Keefe Executive Vice President and Chief Operating Officer	2009	$576,479	$0	$1,403,547	$0	$538,906	$3,366,198	$108,042	$5,993,172
	2008	$548,333	$1,272,188	$757,768	$314,647	$0	$1,306,050	$58,415	$4,257,401
	2007	$471,333	$0	$275,016	$0	$0	$1,982,589	$38,941	$2,767,879

John L. Workman Executive Vice President and Chief Financial Officer	2009	$79,615	$0	$3,999,993	$0	$625,000	$3	$114,700	$4,819,311

Cheryl D. Hodges Senior Vice President and Secretary	2009	$444,573	$0	$980,367	$14,694	$311,698	$3,062,446	$61,420	$4,875,198
	2008	$434,167	$647,522	$646,665	$253,855	$0	$802,633	$38,351	$2,823,193
	2007	$396,667	$0	$254,901	$12,760	$0	$1,199,385	$28,300	$1,892,013

Beth A. Kinerk Senior Vice President- Sales and Customer Development	2009	$350,292	$0	$782,883	$12,656	$250,000	$1	$544,538	$1,940,370

David W. Froesel, Jr.(4) Former Senior Vice President and Chief Financial Officer	2009	$552,052	$0	$0	$0	$0	$14,477	$171,631	$738,160
	2008	$540,000	$657,872	$746,676	$277,630	$0	$581	$239,876	$2,462,635
	2007	$493,000	$0	$290,404	$0	$0	$100,642	$252,640	$1,136,686

(1)	The Company’s methodology with respect to annual incentives for 2009 is discussed in more detail in the Compensation Discussion and Analysis on pages 14 to 23.

(2)	On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2009, as well as awards in prior periods adjusted for this new rule. Note 12 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009, describes the assumptions used to determine the grant date fair value for overall Company options. For 2009, options for Mr. Gemunder, Ms. Hodges and Ms. Kinerk reflect their participation in the Omnicare StockPlus Plan.

(3)

The amounts reported in this column are comprised of changes between December 31, 2008 and December 31, 2009 in the actuarial present value of the accumulated pension benefits of each of the executives in the General Pension Plan and the Non-Qualified Pension Plan, if applicable, to such executive. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 36 and 37, and will vary based on an executive’s compensation and years of credited service to the Company under the plan. The executives have varying levels of credited service under the plans, up to 45 years, as set forth in detail on page 35. Changes in the actuarial present value of the accumulated pension benefits in the General Pension Plan and the Excess Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, included in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2009 included in the

Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. The amounts include above-market earnings with respect to accumulated dividends on restricted stock held by the executives (based upon the imputed interest rate of 7.88% in excess of 120% of the applicable long-term federal rate). The amounts of such above-market interest earned in 2009 was as follows; Mr. Gemunder $7, Mr. Keefe $ 1, Mr. Workman $3, Ms. Hodges $1, and Ms. Kinerk $1. The amounts listed for Mr. Froesel represent above-market earnings under the Rabbi Trust Deferred Compensation Plan (based upon the actual earnings of the investment funds of the rabbi trust in excess of 120% of the applicable long-term federal rate). There were no above-market earnings under the Non-Qualified Savings Plan.

(4)	Mr. Froesel’s employment with the Company terminated on January 1, 2010. However, he resigned as Senior Vice President and Chief Financial Officer of the Company on December 23, 2009.

(5)	The following table shows the detail of “All Other Compensation” included in the Summary Compensation Table:

ALL OTHER COMPENSATION

Name	Commissions ($)(a)	Gross-Up Payments (attributable to the Split Dollar Bonus) ($)(b)	Gross-Up Payments (attributable to the Personal Use of Aircraft) ($)(c)	LTC Insurance Premiums ($)(d)	Executive Life Insurance Payment ($)(e)	Bonus for Split-Dollar Life Insurance Premiums ($)(f)	Company Contributions to Defined Contribution Plans ($)(g)	Perquisites and Personal Benefits ($)		Total ($)
Joel F. Gemunder	$0	$63,390	$2,362	$13,509	$68	$85,938	$213,336	$196,517	(h)	$575,120
Patrick E. Keefe	$0	$6,388	$0	$5,959	$1,356	$8,687	$57,342	$28,310	(i)	$108,042
John L. Workman	$0	$0	$0	$0	$0	$0	$0	$114,700	(j)	$114,700
Cheryl D. Hodges	$0	$3,489	$2,883	$3,306	$1,208	$4,356	$34,444	$11,734	(k)	$61,420
Beth A. Kinerk	$535,541	$0	$0	$0	$407	$0	$8,590	$0	(l)	$544,538
David W. Froesel, Jr.	$0	$5,319	$0	$4,293	$1,356	$7,117	$153,546	$0	(l)	$171,631

(a)	Represents commissions paid to Ms. Kinerk in 2009 under the terms of her employment agreement and the Company’s Sales and Marketing Commission Plan.

(b)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from Company-paid bonus to pay employee portion of premiums under split-dollar life insurance agreements.

(c)	Represents reimbursement by the Company of the taxes incurred as a result of imputed income from personal use of corporate aircraft.

(d)	Represents premiums paid by the Company for the executive’s participation in the Company’s long-term care plan.

(e)	Represents premiums paid by the Company for the executive’s life insurance policy.

(f)	Represents bonus paid to the executive for payment of the cost of the executive’s portion of premiums under split-dollar life insurance agreements. See “Split-Dollar Insurance Agreements” on page 46.

(g)	Represents value of Company matching contributions under the S&I Plan, Company contributions to the Non-Qualified Savings Plan and, in the case of Mr. Froesel, Company contributions to the Rabbi Trust Deferred Compensation Plan.

(h)	Perquisites provided by the Company to Mr. Gemunder in 2009 included personal use of a company car, personal use of the corporate aircraft, parking services, meals at work and miscellaneous gifts and included $134,250 for tax and financial planning services and $27,750 for executive bookkeeping services.

(i)	Perquisites provided by the Company to Mr. Keefe in 2009 included parking services, meals at work and $26,102 for tax and financial planning services.

(j)	Perquisites provided by the Company to Mr. Workman in 2009 included personal legal fees, travel expenses and $100,000 in relocation and moving expenses.

(k)	Perquisites provided by the Company to Ms. Hodges in 2009 included parking services, personal use of a company car, meals at work and miscellaneous gifts and tax planning services.

(l)	Indicates where the total value of all perquisites and personal benefits for the applicable executive is less than $10,000.

2009 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Stock Awards: Number of Shares of Stock or Units (#)(3)	Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Option Award on Grant Date ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold	Target	Maximum
Joel F. Gemunder	11/20/09	(2)				400,000				$9,404,000
	2/9/09						1,958	$29.10		$17,995
	5/7/09						2,146	$26.56	$26.60	$19,524
	5/22/09					400				$10,080
	8/4/09						2,418	$23.75	$24.12	$17,100
	11/6/09						2,388	$21.83	$22.36	$19,051
			$950,000	$2,375,000	$5,937,500
Patrick E. Keefe	11/20/09	(2)				59,700				$1,403,547
			$236,000	$590,000	$1,475,000
John L. Workman	11/18/09					40,816				$999,992
	11/18/09					122,449				$3,000,001
			$202,500	$506,250	$1,265,625
Cheryl D. Hodges	11/20/09	(2)				41,700				$980,367
	2/9/09						392	$29.10		$3,603
	5/7/09						428	$26.56	$26.60	$3,894
	8/4/09						492	$23.75	$24.12	$3,479
	11/6/09						466	$21.83	$22.36	$3,718
			$136,500	$341,250	$853,125
Beth A. Kinerk	11/20/09	(2)				33,300				$782,883
	2/9/09						228	$29.10		$2,095
	5/7/09						408	$26.56	$26.60	$3,712
	8/4/09						454	$23.75	$24.12	$3,211
	11/6/09						456	$21.83	$22.36	$3,638
			$108,000	$270,000	$675,000
David W. Froesel, Jr.

(1)	Grants of Non-Equity Incentive Plan Awards were made under the Annual Incentive Plan. More detail with respect to the Company’s policies underlying the Annual Incentive Plan is provided in the Compensation Discussion and Analysis on pages 14 to 23.

(2)	Grants of restricted stock were made to the executives on November 20, 2009 by the Compensation Committee. More detail with respect to the Company’s policies underlying the long-term incentive program is provided in the Compensation Discussion and Analysis on pages 14 to 23.

(3)

Restricted stock awards granted in 2009 generally vest based upon continued employment in equal installments over 10 years and awards granted to Mr. Gemunder and Mr. Keefe vest ratably over 5 years after the date of grant. Awards are subject to earlier vesting upon death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation Committee, a termination without “cause” following attainment of age 65 and at least 10 years of service, or any termination following a change in control of the Company. For purposes of these Awards, “cause” is as defined in the executive’s employment agreement. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board of the Company no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. Notwithstanding the foregoing, the employment agreements for Mr. Gemunder, Mr. Keefe and Ms. Hodges provide that a termination without “cause” shall be treated as a retirement under the Company’s stock incentive plans that will vest outstanding equity awards. The 400 shares granted to Mr. Gemunder on May 22, 2009 were granted for his service as a Director of Omnicare. Such award vested fully on the date of the grant. On November 16, 2009, Mr. Workman received 40,816 shares of restricted stock (the “Sign-On Award”) that vest in equal installments over 10 years and 122,449 shares of restricted stock (the “Buy-Out Award”) that vest in equal installments over three years. These awards are subject to earlier vesting upon death, disability, retirement under a retirement plan of the Company at or after normal retirement age with the consent of the Compensation Committee, a termination without “cause” following attainment of age 65 and at least 10 years of service, or any termination following a change in control of the Company. However, Mr. Workman’s employment agreement provides for full vesting of the Buy-Out award and pro-rata vesting of the Sign-On Award upon a termination without “cause” or an uncured material breach of his employment agreement.

(4)	Stock options granted under the StockPlus Plan vest upon continued employment on the fourth anniversary of the date of grant. All options vest upon death, disability, a termination other than for cause and upon a change in control. In addition, in the event of retirement under a retirement plan of the Company at or after normal retirement age, the vesting of shares shall continue for an additional three months. Vested stock options remain exercisable: (i) for three months or the remaining life of the option, whichever is shorter, from termination on account of a termination without cause; (ii) for 15 months or the remaining life of the option, whichever is shorter, from termination if for retirement, death or disability; and (iii) for their remaining life upon the occurrence of a change in control of the Company that occurs while an employee is still employed. For purposes of these stock option grants, “cause” and “change in control” are as defined above under the 2009 restricted stock awards. Notwithstanding the foregoing, the employment agreements for Mr. Gemunder, Mr. Keefe and Ms. Hodges provide that a termination without cause will be treated as retirement that will vest outstanding stock options. For 2009, the options granted to Mr. Gemunder, Ms. Hodges and Ms. Kinerk reflect their participation in the Omnicare StockPlus Plan.

(5)	Stock options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. “Fair market value” is defined under the 2004 Stock and Incentive Plan to be the closing price of a share of the Company’s stock on the NYSE on the first trading date preceding the date as of which fair market value is to be determined or, in the absence of any reported sales of the Company’s stock on such date, on the first preceding date on which any such sale shall have been reported. Where the closing market price is not indicated for a particular grant, the closing market price was equal to or less than the exercise price.

(6)	On December 16, 2009, the SEC adopted amendments to the proxy disclosure rules that, in relevant part, require disclosure of the aggregate grant date fair value of stock awards and option awards granted in the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” rather than the dollar amount recognized for financial statement purposes for the fiscal year, as previously required. As required by this rule, this table includes the aggregate grant date fair value of option awards or stock awards, as applicable, in 2009. Note 12 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2009, describes the assumptions used to determine the grant date fair value for overall Company options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Joel F. Gemunder(1)	325,000		$16.56	5/15/2010	892,768	(4)	$21,587,130	(6)
	1,716		$10.59	8/9/2010
	1,714		$16.53	11/14/2010
	1,366		$21.11	2/9/2011
	1,372		$20.97	5/10/2011
	1,174		$23.98	8/10/2011
	1,454		$19.74	11/5/2011
	390,000		$19.83	11/7/2011
	1,362		$20.75	2/7/2012
	1,238		$27.80	5/7/2012
	550,000		$27.02	5/20/2012
	1,568		$21.98	8/8/2012
	1,514		$22.08	11/6/2012
	1,374		$25.06	2/7/2013
	1,312		$26.17	5/8/2013
	1,032		$33.48	8/7/2013
	1,136		$36.90	11/7/2013
	275,000		$41.62	12/30/2013
	990		$42.68	2/6/2014
	1,032		$40.33	5/7/2014
	1,568		$26.78	8/6/2014
	460,000		$27.60	11/3/2014
	1,460		$28.05	11/4/2014
	1,338		$30.79	2/6/2015
	1,206		$34.60	5/5/2015
	930		$49.95	8/4/2015
	420,000		$54.75	11/2/2015
	876		$55.00	11/6/2015
		926	$52.25	2/5/2016
		834	$57.51	5/7/2016
		1,042	$46.10	8/7/2016
		1,254	$38.28	11/6/2016
	221,250	73,750	$40.06	12/19/2016
		1,182	$40.60	2/8/2017
		1,414	$33.97	5/6/2017
		1,404	$34.20	8/6/2017
		2,054	$25.32	11/7/2017
		2,384	$22.64	2/4/2018
		2,596	$20.87	5/6/2018
	68,501	154,128	$23.75	5/11/2018
		1,798	$30.54	8/5/2018
		2,074	$25.96	11/5/2018
		1,958	$29.10	2/8/2019
		2,146	$26.56	5/6/2019
		2,418	$23.75	8/3/2019
		2,388	$21.83	11/5/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Patrick E. Keefe(2)	26,250		$19.83	11/7/2011	157,497	(3)	$3,808,277	(6)
	120,000		$27.02	5/20/2012
	50,000		$41.62	12/30/2013
	70,000		$27.60	11/3/2014
	59,500		$54.75	11/2/2015
	32,250	10,750	$40.06	12/19/2016
	10,391	31,174	$23.75	5/11/2018
John L. Workman					163,265	(5)	$3,947,748	(6)
Cheryl D. Hodges(1)	312		$21.11	2/9/2011	133,150	(4)	$3,219,567	(6)
	300		$20.97	5/10/2011
	258		$23.98	8/10/2011
	318		$19.74	11/5/2011
	61,670		$19.83	11/7/2011
	300		$20.75	2/7/2012
	254		$27.80	5/7/2012
	100,000		$27.02	5/20/2012
	326		$21.98	8/8/2012
	312		$22.08	11/6/2012
	284		$25.06	2/7/2013
	270		$26.17	5/8/2013
	214		$33.48	8/7/2013
	222		$36.90	11/7/2013
	50,000		$41.62	12/30/2013
	194		$42.68	2/6/2014
	204		$40.33	5/7/2014
	308		$26.78	8/6/2014
	84,000		$27.60	11/3/2014
	286		$28.05	11/4/2014
	264		$30.79	2/6/2015
	236		$34.60	5/5/2015
	184		$49.95	8/4/2015
	65,800		$54.75	11/2/2015
	172		$55.00	11/6/2015
		184	$52.25	2/5/2016
		166	$57.51	5/7/2016
		206	$46.10	8/7/2016
		248	$38.28	11/6/2016
	31,500	10,500	$40.06	12/19/2016
		234	$40.60	2/8/2017
		280	$33.97	5/6/2017
		278	$34.20	8/5/2017
		408	$25.32	11/7/2017
		476	$22.64	2/4/2018
		516	$20.87	5/6/2018
	7,946	23,839	$23.75	5/11/2018
		358	$30.54	8/5/2018
		412	$25.96	11/5/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
		392	$29.10	2/8/2019
		428	$26.56	5/6/2019
		492	$23.75	8/3/2019
		466	$21.83	11/5/2019
Beth A. Kinerk (3)	16,875	5,625	$40.06	12/19/2016	57,011	(4)	$1,378,526	(6)
	4,890	14,670	$23.75	5/11/2018
		228	$29.10	2/8/2019
		408	$26.56	5/6/2019
		454	$23.75	8/3/2019
		456	$21.83	11/5/2019
David W. Froesel, Jr.(2)	120,000		$27.02	1/1/2010
	60,000		$41.62	1/1/2010
	100,000		$27.60	1/1/2010
	77,000		$54.75	1/1/2010
	35,775	11,925	$40.06	1/1/2010
	9,168	27,507	$23.75	1/1/2010

(1)	The stock options in the Outstanding Equity Table granted to Mr. Gemunder and Ms. Hodges have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
05/15/00	Stock options vest ratably over 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
08/09/00	Stock options vest 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
11/14/00	Stock options vest 4 years after date of grant (awards granted to Ms. Hodges on this date are no longer outstanding)
02/09/01	Stock options vest 4 years after date of grant
05/10/01	Stock options vest 4 years after date of grant
08/10/01	Stock options vest 4 years after date of grant
11/05/01	Stock options vest 4 years after date of grant
11/07/01	Stock options vest ratably over 4 years after date of grant
02/07/02	Stock options vest 4 years after date of grant
05/07/02	Stock options vest 4 years after date of grant
05/20/02	Stock options vest ratably over 4 years after date of grant
08/08/02	Stock options vest 4 years after date of grant
11/06/02	Stock options vest 4 years after date of grant
02/07/03	Stock options vest 4 years after date of grant
05/08/03	Stock options vest 4 years after date of grant
08/07/03	Stock options vest 4 years after date of grant
11/07/03	Stock options vest 4 years after date of grant
12/30/03	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
02/06/04	Stock options vest 4 years after date of grant
05/07/04	Stock options vest 4 years after date of grant
08/06/04	Stock options vest 4 years after date of grant

Date of Grant	Vesting Schedule
11/04/04	Stock options vest and are exercisable in full on 06/01/05
11/05/04	Stock options vest 4 years after date of grant
02/07/05	Stock options vest 4 years after date of grant
05/06/05	Stock options vest 4 years after date of grant
08/05/05	Stock options vest 4 years after date of grant
11/03/05	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
11/07/05	Stock options vest 4 years after date of grant
02/06/06	Stock options vest 4 years after date of grant
05/08/06	Stock options vest 4 years after date of grant
08/08/06	Stock options vest 4 years after date of grant
11/07/06	Stock options vest 4 years after date of grant
12/20/06	Stock options vest ratably over 4 years after date of grant
02/09/07	Stock options vest 4 years after date of grant
05/07/07	Stock options vest 4 years after date of grant
08/07/07	Stock options vest 4 years after date of grant
11/08/07	Stock options vest 4 years after date of grant
02/05/08	Stock options vest 4 years after date of grant
05/07/08	Stock options vest 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant (options granted to Mr. Gemunder vest ratably over 3.25 years after date of grant with 68,501 options vesting on 05/12/11 and 17,126 options vesting on 08/04/11)
08/06/08	Stock options vest 4 years after date of grant
11/06/08	Stock options vest 4 years after date of grant
02/09/09	Stock options vest 4 years after date of grant
05/07/09	Stock options vest 4 years after date of grant
08/04/09	Stock options vest 4 years after date of grant
11/06/09	Stock options vest 4 years after date of grant

(2)	The stock options in the Outstanding Equity Table granted to Mr. Keefe and Mr. Froesel have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
11/07/01	Stock options vest ratably over 4 years after date of grant (awards granted to Mr. Froesel on this date are no longer outstanding)
05/20/02	Stock options vest ratably over 4 years after date of grant
12/30/03	Stock options fully vest on 11/30/04 but are only freely exercisable ratably over 4 years after date of grant
11/04/04	Stock options vest and are exercisable in full on 06/01/05
11/03/05	Stock options vest and are exercisable in full on 12/15/05 but have sale restrictions that lapse ratably over 4 years from date of grant
12/20/06	Stock options vest ratably over 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant

(3)	The stock options in the Outstanding Equity Table granted to Ms. Kinerk have the date of grant and vesting schedules set forth below:

Date of Grant	Vesting Schedule
12/20/06	Stock options vest ratably over 4 years after date of grant
05/12/08	Stock options vest ratably over 4 years after date of grant
02/09/09	Stock options vest 4 years after date of grant
05/07/09	Stock options vest 4 years after date of grant
08/04/09	Stock options vest 4 years after date of grant
11/06/09	Stock options vest 4 years after date of grant

(4)	The executives’ restricted stock awards have the date of grant and the vesting schedule as set forth below:

Date of Grant	Vesting Schedule
03/06/03	5% first 2 years, 15% next 2 years, 20% final 3 years
12/30/03	5% first 2 years, 15% next 2 years, 20% final 3 years
03/11/04	5% first 2 years, 15% next 2 years, 20% final 3 years
11/04/04	5% first 2 years, 15% next 2 years, 20% final 3 years
03/24/05	Ratably over 10 years
11/03/05	Ratably over 10 years (5 years for Mr. Gemunder)
03/23/06	Ratably over 10 years (5 years for Mr. Gemunder)
08/10/06	Ratably over 10 years (Ms. Kinerk only)
03/22/07	Ratably over 10 years (5 years for Mr. Gemunder)
05/12/08	Ratably over 10 years (awards granted to Mr. Gemunder vest ratably over 3.25 years after date of grant with 55,187 shares vesting on 05/12/11 and 13,797 shares vesting on 08/04/11)
11/20/09	Ratably over 10 years (5 years for Mr. Gemunder and Mr. Keefe)

(5)	On November 18, 2009, Mr. Workman received 40,816 shares of restricted stock that vest in equal installments over 10 years and 122,449 shares of restricted stock that vest in equal installments over three years.

(6)	Represents the fair market value on December 31, 2009.

OPTIONS EXERCISED AND RESTRICTED STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joel F. Gemunder	900,000	$8,548,707	270,766	$7,082,407
Patrick E. Keefe	0	$0	43,091	$1,082,179
John L. Workman	0	$0	0	$0
Cheryl D. Hodges	0	$0	36,714	$932,189
Beth A. Kinerk	0	$0	2,806	$74,256
David W. Froesel, Jr.	26,250	$115,500	39,802	$1,097,275

PENSION BENEFITS

The following table shows benefits that executives are entitled to under the General Pension Plan and the Non-Qualified Pension Plan:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)(5)	Payments During Last Fiscal Year ($)
Joel F. Gemunder(1)	General Pension Plan	24	$1,719	$0
	Non-Qualified Pension Plan	45	$87,300,291	$0
Patrick E. Keefe(4)	General Pension Plan	0	$4,477	$0
	Non-Qualified Pension Plan	29	$14,383,446	$0
John L. Workman	General Pension Plan	N/A	N/A	$0
	Non-Qualified Pension Plan	N/A	N/A	$0
Cheryl D. Hodges(4)	General Pension Plan	14	$199,959	$0
	Non-Qualified Pension Plan	30	$9,444,164	$0
Beth A. Kinerk	General Pension Plan	N/A	N/A	0
	Non-Qualified Pension Plan	N/A	N/A	0
David W. Froesel, Jr.	General Pension Plan	N/A	N/A	$0
	Non-Qualified Pension Plan	N/A	N/A	$0

(1)	Mr. Gemunder is currently eligible for normal retirement under the General Pension Plan and the Non-Qualified Pension Plan. The normal retirement benefit is described below under “The General Pension Plan.”

(2)	The number of years of credited service set forth in this table is rounded up or down to the nearest whole number. Mr. Keefe’s period of service under the General Pension Plan was 0.167 years.

(3)	Benefits under the Non-Qualified Pension Plan are paid in a lump sum. The normal form of benefit under the General Pension Plan is a life annuity with 120 monthly payments guaranteed.

(4)	Mr. Keefe and Ms. Hodges are currently eligible for early retirement under the General Pension Plan. The early retirement benefit is described below under “The General Pension Plan.”

(5)	Present Value of Accumulated Benefit for each executive under the plans does not take into account whether the executive is vested under the terms of the applicable plan. All amounts are vested under the Non-Qualified Pension Plan and the General Pension Plan. The actuarial present value of the accumulated pension benefits in the General Pension Plan and the Non-Qualified Pension Plan are determined using assumptions, including the applicable discount rate and other actuarial assumptions, described in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. Accumulated pension benefits are calculated in accordance with the terms of the plans, which are described on pages 36 and 37, and will vary based on an executive’s compensation and years of credited service to the Company under the plans. Lump sum payments under the Non-Qualified Pension Plan described in “Potential Payments on Change in Control” are based upon plan assumptions used for determining lump sum payments upon a termination of employment and therefore differ from amounts set forth in this table.

The General Pension Plan

Messrs. Gemunder and Keefe and Ms. Hodges participate in the General Pension Plan. The General Pension Plan provides defined benefits for service prior to 1994, at which time the General Pension Plan was frozen and no further pension benefits accrued thereafter. The General Pension Plan was designed to provide then eligible employees prior to 1994 with replacement income during retirement. The frozen benefits are based on average compensation and years of service, both as of December 31, 1993. Benefits are paid as a monthly pension. The Internal Revenue Code limits the amount of pension benefits that are permitted to be paid from a federal income tax-qualified plan such as the General Pension Plan.

The monthly normal retirement benefit for executives at age 65 is equal to the lesser of (i) 1.5% of his or her average compensation as of December 31, 1993 multiplied by his or her years of credited service as of December 31, 1993 and (ii) 50% of his or her average compensation, in each case reduced by the executive’s primary social security benefit. The average compensation benefit component of the benefit is the average of the sum of the compensation received by the executive during the highest paid 60 consecutive months of his or her service during his or her last 120 months of service prior to retirement or other termination of employment. Cash bonuses and, effective after 1991, the value of stock awards vesting through the year are considered when determining average compensation. Benefits commenced prior to attaining age 65 are subject to reduction. Pension benefits under the General Pension Plan are paid monthly in all cases, other than benefits having a present value of $5,000 or less.

A participant in the General Pension Plan can retire at age 55 with five years of service and receive an immediate pension. The amount of the early retirement pension is the lesser of the amount determined under (A) or (B) where (A) and (B) are determined as follows (and in each case is reduced by the actuarial equivalent of his or her accrued benefit, if any, under the pension plan that terminated on October 31,1985): (A) (i) 1.5% of his or her average compensation multiplied by his or her years of credited service, reduced by 1/6 of 1% for each month by which his or her age on the date his or her pension begins (“attained age”) is less than 62, (ii) reduced by his or her primary social security benefit, less 1/3 of 1% for each month by which his or her attained age is less than 65 or (B) (i) 50% of his or her average compensation reduced by 1/6 of 1% for each month by which his or her attained age is less than 62, (ii) reduced by his or her primary social security benefit less 1/3 of 1% for each month by which his or her attained age is less than age 65.

The “Present Value of the Accumulated Benefit” under the General Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

Non-Qualified Pension Plan

The Non-Qualified Pension Plan is established to provide a benefit relating to the General Pension Plan. Mr. Gemunder, Mr. Keefe and Ms. Hodges are eligible for benefits under the Non-Qualified Pension Plan. The purpose of the Non-Qualified Pension Plan is generally to compensate individuals for the freeze of benefits under the General Pension Plan and the loss of benefits that occurs due to certain limits that are required by the Internal Revenue Code. The assets under this plan are held in a Rabbi Trust.

General Description of the Non-Qualified Pension Plan. The amount payable under the Non-Qualified Pension Plan is equal to the difference between the benefit the executive actually receives under the General Pension Plan (including the portion of the benefit accrued for service under the prior pension plan that terminated in 1985) and the benefit that the executive would have received under the General Pension Plan had the General Pension Plan not been discontinued at the end of 1993. Such amount is calculated without (i) a limitation on service in calculating benefits, (ii) regard to the 50% of average compensation limit on benefits under the General Pension Plan or (iii) application of Internal Revenue Code limitations. The Compensation Committee may provide on a case-by-case basis that the lump sum present value of benefits payable to any participant holding a position of senior vice president or higher who is covered by the plan shall increase by an amount that is not less than an amount specified by the Compensation Committee for each year of service that the participant renders after attaining age 65. The Compensation Committee has determined that Mr. Gemunder’s lump sum amount be increased in an amount not less than $500,000 for each year of service after age 65. In addition, the Board has the discretion in determining the benefits under the Non-Qualified Pension Plan to grant additional years of service for services performed for related entities.

Form of Payment Under the Non-Qualified Pension Plan. Benefits under the Non-Qualified Pension Plan are paid in the form of an actuarially determined lump sum distribution as soon as administratively feasible after the executive’s termination of employment. Benefits under the Non-Qualified Pension Plan are at all times 100% vested.

Assumptions Used to Calculate Lump Sum Value of Benefits under the Non-Qualified Pension Plan. Actuarial assumptions used to calculate the present value of an executive’s benefit under the Non-Qualified Pension Plan are set forth in the General Pension Plan for determining actuarial equivalence under the General Pension Plan. The “Present Value of the Accumulated Benefit” under the Non-Qualified Pension Plan for each executive is reflected in the table located under Pension Benefits Table above.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains the S&I Plan, a tax-qualified, defined contribution plan in which all the executives participate. In addition, since the Internal Revenue Code limits the amount of benefits that are permitted to be paid from a federal income tax-qualified plan such as the S&I Plan, in order to provide competitive overall retirement benefits and retention incentives to its executive officers, the Company offers the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan to certain of its executives. These are non-qualified deferred compensation arrangements, the assets of which are held in Rabbi Trusts. The plans are described below.

Each of Mr. Gemunder, Mr. Keefe and Ms. Hodges participates and Mr. Froesel participated in the Non-Qualified Savings Plan, which is described in more detail below.

Mr. Froesel participated in the Rabbi Trust Deferred Compensation Plan, which is described below. Mr. Workman began participation in the Rabbi Trust Deferred Compensation Plan in 2010.

The following table shows benefits that executives are entitled to under the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Joel F. Gemunder	$0	$205,986	$(754,234)	$0	$5,381,622
Patrick E. Keefe	$0	$48,767	$(128,202)	$0	$924,450
John L. Workman	$0	$0	$0	$0	$0
Cheryl D. Hodges	$0	$25,869	$(73,755)	$0	$532,299
Beth A. Kinerk	$0	$0	$0	$0	$0
David W. Froesel, Jr.	$0	$144,971	$28,527	$0	$1,698,359

(1)	Contributions with respect to Mr. Gemunder, Mr. Keefe and Ms. Hodges relate to the Non-Qualified Savings Plan. Contributions with respect to Mr. Froesel relate to contributions under the Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, Company contributions are credited to the plan on January 1 of each year. The table above provides for the Company contribution credited to the applicable executive on January 1, 2009 based upon such executive’s compensation for 2008. On January 1, 2010, Mr. Froesel had $187,081 in Company contributions credited to their account under the Rabbi Trust Deferred Compensation Plan based upon such executive’s compensation for 2009. Mr. Workman received no contribution to the Rabbi Trust Deferred Compensation Plan for 2009 as his participation began in 2010.

(2)	Earnings under the Non-Qualified Savings Plan are based solely upon the return of the Company’s Common Stock. Return on the Company’s Common Stock was determined by the unrealized rate of return on all stock held in the plan, adding in the dollar value of any dividend reinvestment. Earnings under the Rabbi Trust Deferred Compensation Plan are based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the Rabbi Trust Deferred Compensation Plan. With respect to the Rabbi Trust Deferred Compensation Plan, earnings are credited to the plan on January 1 of each year, based upon the investment earnings or losses of the funds invested in the rabbi trust during the previous year. The table above provides investment earnings or losses credited to the applicable executive on January 1, 2009 based upon investment earnings or losses for 2008. On January 1, 2010, Mr. Froesel had $65,375 in investment earnings credited to his account under the Rabbi Trust Deferred Compensation Plan for 2009.

(3)	Aggregate Balance at Last FYE is the aggregate balance for each such executive under the plans, whether or not such amount is vested under the terms of the applicable plan.

Non-Qualified Savings Plan

Each of the executives, other than Mr. Workman and Ms. Kinerk, participates or participated in the Non-Qualified Savings Plan. The purpose of the Non-Qualified Savings Plan is to compensate for the loss of contributions under the S&I Plan and, prior to 1999, the Employee Stock Ownership Plan (the “ESOP”) that occurs due to such limits imposed by the Internal Revenue Code. Vested benefits under the Non-Qualified Savings Plan are paid in a lump sum upon the executive’s termination of employment. Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. In addition, all benefits shall become fully vested and non-forfeitable upon the occurrence of one of the following events: (i) the date the participant attains age 65; (ii) the participant’s death; (iii) the participant’s permanent disability; (iv) a change in control; (v) involuntary termination of the participant’s employment with the Company without cause; or (vi) approval within the sole discretion of the Company’s Compensation Committee. Except in the event of a change in control, an executive does not have the authority to direct investment of his or her separate account. The amount credited each year to an executive’s account under the Non-Qualified Savings Plan is equal to the difference between the aggregate employer contribution the executive actually receives for the year under the S&I Plan and, prior to 1999, the ESOP and the aggregate employer contribution that the executive would have received under these plans except for the limitations imposed by the Internal Revenue Code.

The “Aggregate Balance at Last FYE” under the Non-Qualified Savings Plan for each executive is reflected in the Non-Qualified Deferred Compensation Table above.

Mr. Froesel terminated his employment effective as of January 1, 2010. Mr. Froesel had 12,075 vested shares of the Company’s common stock under the Non-Qualified Savings Plan. Of these shares, 10,487 shares were distributed in April 2010 and the remaining 1,588 shares will be distributed after July 1, 2010.

Omnicare, Inc. Rabbi Trust Deferred Compensation Plan

Since Mr. Workman commenced employment with the Company on November 18, 2009, he did not participate in this plan in 2009. His participation in the plan began as of January 1, 2010. As of January 1, 2001 and each succeeding January 1st, there is added to the account of each participant, as applicable, the following: 1) an amount of earnings based upon the actual investment earnings or losses of the funds invested in the rabbi trust related to the plan plus 2) 8% of the participant’s total cash compensation received from the Company in the preceding calendar year. Compensation for Mr. Workman is defined as base salary plus any bonus, whether such bonus is payable in cash or shares of Company common stock (be it vested or restricted unvested stock). Contributions in the plan vest in 20% increments each year following the contribution until 100% vested at five years. Amounts vest on a yearly contribution basis, with each year’s contributions vesting separately over the five years following each such contribution. At age 65 (or age 55 with five or more years of service with the Company), participants become 100% vested in all amounts credited to such participant’s accounts.

Mr. Froesel terminated his employment effective as of January 1, 2010. He received a contribution to the Rabbi Trust Deferred Compensation Plan for the 2009 plan year equal to $187,081 and interest credits of $65,375 in accordance with the terms of his employment agreement and such plan. In addition, Mr. Froesel received a distribution of $348,770 from the Rabbi Trust Deferred Compensation Plan on February 25, 2010 and will be entitled to receive an additional $1,353,176 after July 1, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company’s executives are due certain potential payments and benefits upon termination of employment or a change in control. These benefits are summarized below as of December 31, 2009, assuming December 31, 2009 as the date of termination of employment and/or the date of a change in control. Mr. Froesel terminated his employment effective as of January 1, 2010 and payments to him in connection with the termination of his employment are discussed below under the caption “Employment Agreements.”

The intrinsic value of acceleration of stock options is based upon the difference between $24.18 per share with respect to each share underlying such stock option, the fair market value of the Company’s Common Stock on December 31, 2009, and the exercise price of each such stock option. The intrinsic value of acceleration of restricted stock is based upon $24.18 per share with respect to each share underlying such award, the fair market value of the Company’s Common Stock on December 31, 2009. The discussion below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Lump sum amounts for the Non-Qualified Pension Plan are based upon plan assumptions used for determining lump sum amounts upon a termination of employment and not the assumptions included in footnote 12 of the Company’s audited financial statement for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010.

Termination for any Reason

In the event of a termination of employment for any reason, Mr. Gemunder, Mr. Keefe or Ms. Hodges would be eligible for a monthly annuity under the General Pension Plan. The present value of the benefits for each such individual under the General Pension Plan as of December 31, 2009 is shown in the Pension Benefits Table.

In the event of a termination of employment for any reason, the executives would receive lump sum payments under the Non-Qualified Pension Plan as follows: Mr. Gemunder $91,023,661; Mr. Keefe $14,503,207 and Ms. Hodges $8,113,662.

Mr. Gemunder is fully vested in the Non-Qualified Savings Plan. Accordingly, in the event of a termination for any reason, Mr. Gemunder would be entitled to a lump sum payment equal to his account balance under the Non-Qualified Savings Plan which, for a termination on December 31, 2009, would be equal to the Aggregate Balance at Last FYE in the Non-Qualified Deferred Compensation Table. The other executives are not fully vested in the Non-Qualified Savings Plan. In the event of a termination for any reason, the executives would be entitled to a minimum lump sum payment under the Non-Qualified Savings Plan as follows: Mr. Keefe $854,995 and Ms. Hodges $491,967. Each such executive will be entitled to additional sums upon certain terminations of employment or upon a change in control, as discussed below.

Mr. Workman did not participate in the Rabbi Trust Deferred Compensation Plan in 2009, but is a participant effective as of January 1, 2010.

Under their split-dollar life insurance arrangements, each of Mr. Keefe and Ms. Hodges would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the later of age 65 or his or her termination of employment. The estimated value of such entitlement to continued bonus and gross-up payments under split-dollar life insurance arrangements (assuming premium payments stay the same and assuming the executive terminates employment at age 65) would be as follows: Mr. Keefe $15,075 and Ms. Hodges. $54,918. These executives may be due additional benefits upon a change in control, as discussed below.

Except with respect to specific plans addressed both in this section and again below, the amounts described in this section, “Termination for any Reason,” are in addition to any amounts payable in the event of death or disability, retirement, termination without cause or change of control as described below. In addition, any payments or benefits that are set forth below in the same amount under more than one of the headings “Death/Disability,” “Retirement,” “Termination Without Cause” and “Change of Control” would be paid to an executive only once in connection with any such termination of employment or change of control event.

Death/Disability

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Workman or Ms. Hodges or Ms. Kinerk has a termination of employment due to his or her death or disability, such individual would be entitled to full vesting of such individual’s outstanding unvested restricted stock and stock options and such individual (or their beneficiaries) would have 15 months after his or her death or disability to exercise all outstanding stock options (or until the end of the original terms of the stock option, if earlier). The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,587,130; Mr. Keefe $3,808,277; Mr. Workman $3,947,748; Ms. Hodges $3,219,567; and Ms. Kinerk $1,378,526. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $85,191, Mr. Keefe $13,405, Mr. Workman $0; Ms. Hodges $13,999 and Ms. Kinerk $7,575.

In the event that either Mr. Keefe or Ms. Hodges has a termination of employment due to his or her death or disability, such individual would become fully vested in his or her benefit under the Non-Qualified Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $924,450 and Ms. Hodges $532,299. The present value of such acceleration is as follows: Mr. Keefe $69,455 and Ms. Hodges $40,332. As noted earlier, Mr. Gemunder is fully vested in the Non-Qualified Savings Plan.

In the event that Mr. Workman has a termination of employment due to his disability, he would be entitled to cash equal to $168,750 (with such amounts to be reduced by any disability payments Mr. Workman receives from the Company).

Under each such executive’s split-dollar life insurance arrangement, the beneficiaries of each of Mr. Gemunder, Mr. Keefe and Ms. Hodges would be entitled to a net death benefit upon such executive’s death as follows: Mr. Gemunder $3,555,979; Mr. Keefe $1,769,175 and Ms. Hodges $1,209,121.

Retirement

Mr. Gemunder is the only executive eligible for retirement under the Company’s equity compensation plans. Accordingly, in the event that Mr. Gemunder retires with the consent of the Compensation Committee, he would be entitled to full vesting of outstanding unvested restricted stock. In addition, if Mr. Gemunder retires with or without the consent of the Compensation Committee, all of his outstanding unvested stock options would receive an additional three months of vesting. The intrinsic value of the acceleration of vesting of awards for Mr. Gemunder would be equal to $21,587,130 with respect to restricted stock and $85,191 with respect to stock options.

Mr. Gemunder is the only executive eligible for normal retirement under the Company’s retirement plans.

Termination Without Cause

In the event that any of Mr. Gemunder, Mr. Keefe, Mr. Workman, Ms. Hodges or Ms. Kinerk has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to full vesting of outstanding stock options and each of Mr. Gemunder, Mr. Keefe, Mr. Workman and Ms. Hodges would be entitled in such event to full vesting of his or her outstanding restricted stock (other than Mr. Workman’s Sign-On Award which vests on a pro-rata basis). Pursuant to their employment agreements, each of Mr. Gemunder, Mr. Keefe and Ms. Hodges would have a period of either 15 months or three years to exercise stock options while the other executives would have 90 days following termination of employment (or, in any case, the end of the original term of the stock option, if earlier).

The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,587,130; Mr. Keefe $3,808,277; Mr. Workman $2,960,817; Ms. Hodges $3,219,567 and Ms. Kinerk $0. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $85,191; Mr. Keefe $13,405; Mr. Workman $0; Ms. Hodges $13,999 and Ms. Kinerk $7,575.

In the event that any of Mr. Gemunder, Mr. Workman, Mr. Keefe, Ms. Hodges or Ms. Kinerk has a termination of employment that would constitute a termination without cause under his or her employment agreement, such individual would be entitled to cash severance with a value as follows: Mr. Gemunder $33,279,468; Mr. Keefe $4,129,394; Mr. Workman $1,012,500; Ms. Hodges $4,778,407 and Ms. Kinerk $342,000.

In the event that any of Mr. Keefe or Ms. Hodges has a termination of employment that would constitute a termination without cause under the Non-Qualified Savings Plan, such individual would become fully vested in his or her benefit under the Non-Qualified Savings Plan and would be entitled to receive a lump sum benefit as follows: Mr. Keefe $924,450 and Ms. Hodges $532,299. The present value of such acceleration is as follows: Mr. Keefe $69,455 and Ms. Hodges $40,332. As noted earlier herein, Mr. Gemunder is fully vested in the Non-Qualified Savings Plan.

In the event that Mr. Workman has a termination of employment that would constitute a termination without cause under his employment agreement, he would become fully vested under the Rabbi Trust Deferred Compensation Plan. Mr. Workman did not participate in this plan in 2009, but is a participant effective as of January 1, 2010.

Change in Control

Upon a change in control for purposes of the Stock and Incentive Plan, each of Mr. Gemunder, Mr. Workman, Mr. Keefe, Ms. Hodges and Ms. Kinerk would be entitled to full vesting of outstanding unvested restricted stock and stock options. All stock options held by each such individual would remain exercisable for their full term (or until the end of the original term of the stock option, if earlier). The intrinsic value of the acceleration of vesting of restricted stock would be as follows: Mr. Gemunder $21,587,130; Mr. Keefe $3,808,277; Mr. Workman $3,947,748 Ms. Hodges $3,219,567 and Ms. Kinerk $1,378,526. The intrinsic value of the acceleration of vesting of stock options would be as follows: Mr. Gemunder $85,191; Mr. Keefe $13,405; Mr. Workman $0; Ms. Hodges $13,999 and Ms. Kinerk $7,575.

In the event of a change in control or similar transaction, each of Mr. Gemunder, Mr. Keefe, Mr. Workman and Ms. Hodges would be made whole for any excise taxes under Section 4999 of the Internal Revenue Code that may be triggered with respect to parachute payments contingent upon a change in control or similar transaction. If such transaction had occurred on December 31, 2009, Mr. Gemunder, Mr. Keefe, and Ms. Hodges’ parachute payments would not have been subject to an excise tax under Section 4999 of the Internal Revenue Code. If such transaction had occurred on December 31, 2009, Mr. Workman would receive an excise tax gross-up of $1,482,676.

Upon a change in control for purposes of the Non-Qualified Savings Plan, each of Mr. Keefe and Ms. Hodges would become fully vested in his or her benefit under the Non-Qualified Savings Plan. The present value of such acceleration is as follows: Mr. Keefe $69,455 and Ms. Hodges $40,332. If any of these executives were to terminate employment on the date of a change in control for any reason, he or she would be due a lump sum payment as follows: Mr. Keefe $924,450 and Ms. Hodges $532,299. As noted earlier herein, Mr. Gemunder is fully vested in the Non-Qualified Savings Plan.

Upon a change in control, each of Mr. Gemunder, Mr. Keefe, and Ms. Hodges would be entitled to continued bonus and tax gross-up payments under split-dollar life insurance arrangements until the latest of (i) the executive reaching age 65 (ii) his or her termination of employment or (iii) the end of the term of his or her employment agreement. The estimated value of benefits under this arrangement (assuming premium payments stay the same) would be as follows: Mr. Gemunder $298,656; Mr. Keefe $15,075 and Ms. Hodges $54,918.

If any of Mr. Gemunder, Mr. Keefe, or Ms. Hodges is terminated following a change in control in a termination that constitutes a termination without cause under his or her employment agreement, he or she would be entitled to the severance listed in “Termination Without Cause” above. If Mr. Workman is terminated following a change in control in a termination that constitutes a termination without cause under his employment agreement, he would be entitled to cash severance equal to $2,362,500.

Mr. Froesel terminated his employment with the Company on January 1, 2010. Accordingly, Mr. Froesel did not receive an annual bonus for 2009 and forfeited any unvested options and restricted stock. 6,000 shares of Mr. Froesel’s restricted stock vested on December 30, 2009 in accordance with the terms of such award and he received a contribution to the Rabbi Trust Deferred Compensation Plan for the 2009 plan year equal to $187,081 and interest credits of $65,375 in accordance with the terms of his employment agreement and such plan. In addition, Mr. Froesel received a distribution of $348,770 from the Rabbi Trust Deferred Compensation Plan on February 25, 2010 and will be entitled to receive an additional $1,353,176 after July 1, 2010. Mr. Froesel had 12,075 vested shares of the Company’s common stock under the Non-Qualified Savings Plan. Of these shares, 10,487 shares were distributed in April 2010 and the remaining 1,588 shares will be distributed after July 1, 2010. Finally, Mr. Froesel’s split-dollar life insurance agreement terminated as of January 1, 2010, the date he terminated his employment with the Company. He is entitled to a net death benefit of $1,436,634.

EMPLOYMENT AGREEMENTS

Mr. Gemunder, Mr. Keefe and Ms. Hodges

The Company entered into employment agreements with Mr. Gemunder on August 4, 1988, Ms. Hodges on August 4, 1988 and Mr. Keefe on March 4, 1993. These agreements are currently set to expire on August 4, 2011 for Mr. Gemunder and Ms. Hodges and May 31, 2011 for Mr. Keefe. These agreements generally provide that the executives’ compensation may be increased annually by the Company and that such executives are entitled to receive annual incentive compensation and bonuses as determined by the Board, as well as participate in benefit programs and receive certain fringe benefits. With respect to Mr. Gemunder, his continued nomination to the Board during his employment is provided for in the agreement. These agreements provide that if the applicable executive is terminated without cause (as defined below), the Company will pay the executive monthly severance payments at an annual rate equal to 150% (100% in the case of Mr. Keefe) of the sum of (i) his or her then-current base salary, (ii) his or her annual incentive bonus most recently paid or approved to be paid in respect of the previous year and (iii) the fair market value of all of his or her stock awards that have vested during the 12 months prior to the termination. Such payments will be made for the remaining term of the agreement. “Cause” under these agreements is generally defined as: (i) conviction of a felony, (ii) commission of an act of fraud upon the Company, or (iii) willful failure to adhere to the employment agreement. Prior to any change in control, a termination without cause shall include, among other things, a material reduction in the executive’s title, authority or responsibilities. Following a change of control, a termination without cause shall include (a) the assignment of any duties inconsistent with the executive’s position, title, authority or responsibilities, or any action by the Company that results in a diminution in such position, title, authority or responsibilities; (b) any requirement that the executive report to any person or entity other than the president or the Board (or, in the case of Mr. Gemunder, any requirement that he report to any person or entity other than the Chairman of the Board or the Board); (c) with respect to Mr. Gemunder, any failure to nominate Mr. Gemunder for election as Director of the Company; (d) any failure by the Company to comply with the compensation and benefits provisions of these agreements; and (e) the relocation of the Company’s principal executive offices to a location more than 30 miles from its current location. The agreement does not allow the Company to terminate the employment of an executive on account of disability. Under these agreements, an executive may voluntarily terminate his or her employment within 120 days after a change of control for any reason and such termination will be treated as a termination without cause. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. These agreements also provide that termination without cause will be treated as retirement for purposes of stock-based compensation awards. To the extent that any payment to an executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him or her whole with respect to such taxes.

Mr. Gemunder may, during his employment or following any termination due to disability or without cause, elect to (i) convert an existing key-man life insurance policy covering him into an insurance arrangement substantially equivalent to a split-dollar life insurance arrangement for his benefit and (ii) purchase from the Company certain other existing key-man life insurance policies covering him at a purchase price equal to the then-current cash value of such policies. These rights are conditioned upon the Compensation Committee’s prior approval.

Mr. Workman

The Company entered into an employment agreement with Mr. Workman on October 21, 2009 and Mr. Workman commenced employment with the Company on November 18, 2009. The agreement provides that it will be automatically extended for successive one-year terms unless either party provides prior written notice of non-renewal. Mr. Workman’s agreement provides that his base salary may be adjusted at the Company’s discretion and may be reviewed every 14-15 months. Mr. Workman is entitled to participate in incentive compensation and bonus programs generally available to executives of the Company. He is entitled to participate in benefit programs, to receive fringe benefits generally available to executives of the Company and to receive contributions from the Company to a rabbi trust. Upon termination of Mr. Workman by the Company without “cause” or by Mr. Workman following an uncured material breach by the Company of his employment agreement, Mr. Workman is entitled to 18 months of continued base salary, a pro rata bonus for the year of termination, full vesting of unvested deferred compensation and 18 months of continued health benefits. In addition, the restricted stock award of 122,449 shares granted to compensate him for amounts he would have earned from his former employer will vest in full and the next installment of the restricted stock award of 40,816 shares as a signing grant will vest on a pro rata basis. “Cause” is defined generally as: (i) fraud or willful or intentional misrepresentation in connection with the employee’s duties; (ii) the failure by the employee to substantially perform his duties; (iii) the failure by the employee to follow the lawful directives of the Chief Executive Officer and the Board; (iv) willful or intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations, (v) breach or threatened breach of the restrictive covenants in the agreement; (vi) conviction of the executive for any criminal act, or (vii) a breach of the representation that entering into the employment agreement will not breach an agreement with any former employer. Upon termination of Mr. Workman within 24 months following a “change in control” by the Company without “cause” or by Mr. Workman following an uncured material breach by the Company of his employment agreement, he is entitled to a lump sum payment equal to 24 months salary plus two years of annual bonus payments, a pro rata bonus for the year of termination, full vesting of unvested deferred compensation and 24 months of continued health benefits. In addition, the restricted stock award of 122,449 shares and the restricted stock award of 40,816 shares will vest in full. A “change of control” is defined generally as: (i) any person becoming the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the securities of the Company, (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to the effective date of the transaction own less than 50% of the voting power of the surviving entity, (iii) the sale or other disposition of all or substantially all of the assets of the Company or the dissolution of the Company, or (iv) during any period of two consecutive years if the individuals who compose the Board no longer constitute a majority of the Board, unless the nomination of the new Directors was approved by at least 50% of the Directors at the beginning of such period. In connection with a change in control, to the extent any payment to the executive would be subject to excise taxes under Section 4999 of the Internal Revenue Code, the executive will receive “gross-up” payments to make him whole with respect to such taxes.

Ms. Kinerk

The Company entered into an employment agreement with Ms. Kinerk on August 9, 2006. The agreement provides that it will be automatically extended for successive one-year terms unless either party provides prior written notice of non-renewal. Ms. Kinerk’s agreement provides that she will be paid a percentage of the total commissions earned in each year by the sales and customer retention teams she leads in accordance with the Company’s Sales and Marketing Commission Plan. Under such plan, commissions are paid for contracts on a per bed basis. Ms. Kinerk is entitled to participate in benefit programs and to receive fringe benefits generally available to similarly situated employees of the Company. Ms. Kinerk’s agreement provides that if she is terminated without cause (as defined below), the Company will pay Ms. Kinerk any earned but unpaid base salary, any unreimbursed business expenses as of the date of termination and her then-current base salary for a period of 12 months. “Cause” is generally defined as: (i) fraud or willful or intentional misrepresentation in connection with the employee’s duties; (ii) the failure by the employee to substantially perform her duties; (iii) the continued failure by the employee to substantially perform her duties; (iii) willful or intentional conduct that is detrimental to the Company’s reputation, goodwill or business operations; (iv) breach or threatened breach of the restrictive covenants in the agreement; or (vi) conviction of the executive for any criminal act.

Mr. Froesel

The Company entered into an employment agreement with Mr. Froesel on February 17, 1996. The agreement terminated as January 1, 2010, the date he terminated his employment with the Company. Accordingly, Mr. Froesel did not receive an annual bonus for 2009 and forfeited any unvested options and restricted stock. 6,000 shares of Mr. Froesel’s restricted stock vested on December 30, 2009 in accordance with the terms of such award and received a contribution to the Rabbi Trust Deferred Compensation Plan for the 2009 plan year equal to $187,081 and interest credits of $65,375 in accordance with the terms of his employment agreement and such plan. In addition, Mr. Froesel received a distribution of $348,770 from the Rabbi Trust Deferred Compensation Plan on February 25, 2010 and will be entitled to receive the balance of $1,353,176, his vested account balance, after July 1, 2010. Mr. Froesel had 12,075 vested shares of the Company’s common stock under the Non-Qualified Savings Plan. Of these shares, 10,487 shares were distributed in April 2010 and the remaining 1,588 shares will be distributed after July 1, 2010. Finally, Mr. Froesel’s split-dollar life insurance agreement terminated as of January 1, 2010, the date he terminated his employment with the Company. He is entitled to a net death benefit of $1,436,634.

EQUITY AWARDS

The terms of outstanding stock options and restricted stock upon a termination of employment or a change in control are discussed in more detail in the notes to the 2009 Grants of Plan-Based Awards table on pages 28 and 29.

RETIREMENT PLANS

The Non-Qualified Pension Plan is discussed in more detail in the narrative under the Pension Benefits Table on page 35. The Non-Qualified Savings Plan and the Rabbi Trust Deferred Compensation Plan are discussed in more detail in the narrative to the Non-Qualified Deferred Compensation Table on page 38.

SPLIT-DOLLAR INSURANCE AGREEMENTS

Mr. Gemunder, Mr. Keefe, Ms. Hodges and Mr. Froesel are parties to split-dollar life insurance agreements with the Company. These executives receive an annual bonus each year with respect to payment of 20% of their premiums for their split-dollar life insurance policies under these arrangements. In addition, the executives receive a tax gross-up sufficient to pay all federal, state and local income and employment taxes incurred by the executives as a result of the foregoing bonus payment. The Company does not pay any premiums for these executives’ split-dollar life insurance policies. The Company is obligated to make the bonus and tax gross-up payments described above until the later of the executive reaching age 65 or his or her termination of employment (or, in the case of Mr. Gemunder, the termination of employment). In the event of a change of control (as defined under the arrangements), the Company must continue making all such payments until the later of (i) the executive reaching age 65 (or, in the case of Mr. Gemunder, reaching age 69), (ii) his or her termination of employment or (iii) the termination date of the executive’s employment agreement. Upon a change in control, the Company shall cause a lump sum payment to be made to a rabbi trust that represents the present value of all bonus and tax gross-up payments that would be required to be made by the Company until the date the executive reaches age 65 (or, in the case of Mr. Gemunder, age 69).

Mr. Froesel’s split-dollar insurance agreement terminated as of January 1, 2010, the date he terminated his employment with the Company. He received his last annual bonus with respect to payment of 20% of his premiums for his split-dollar life insurance policy on June 25, 2009 in the amount of $7,117 plus a gross-up payment of $5,319. He is entitled to the death benefits under his split-dollar life insurance agreement until he reaches age 65 in accordance with its terms.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Transactions

Joel F. Gemunder is the President, Chief Executive Officer and a Director of the Company. Mr. Gemunder’s son, David A. Gemunder, is a partner in the law firm of Shutts & Bowen LLP. In 2009, the Company paid $5,078,392 to Shutts & Bowen LLP for legal services the firm performed for the Company.

Sandra E. Laney is currently a Director of the Company. Ms. Laney is not standing for re-election at the Annual Meeting. Ms. Laney’s spouse, D. Michael Laney, is Vice President-Management Information Systems of the Company. For services rendered in 2009 and pursuant to his employment agreement with the Company, the Company paid Mr. Laney $256,542 as salary. In addition, in 2009, the Company granted Mr. Laney options to purchase 1,228 shares of Common Stock of the Company at an average exercise price of $25.08 per share. These options were granted under the StockPlus Plan, have a term of 10 years and become exercisable in full after four years. Mr. Laney is also a participant in the Company’s S&I Plan and, as such, was credited with a Company contribution of 194 shares of the Company’s Common Stock with a dollar value of $5,003 for 2009. Mr. Laney received a bonus of $4,943 in connection with the Company’s split-dollar insurance program. The Company paid life insurance premiums of $696 for Mr. Laney and a long-term care insurance premium (as spouse of Mr. Laney) of $3,245 for Ms. Laney in 2009.

Procedures for Approval of Related Party Transactions

The Board has adopted the Related Party Transactions Policy of Omnicare, Inc. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee Charter, the Company’s executive officers, Directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the prior consent of the Audit Committee. Any request for the Company to enter into a transaction with an executive officer, Director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons Beneficially Owning More than Five Percent of Outstanding Common Stock of the Company

Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and is based on information provided by the beneficial owner in public filings made with the SEC:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership(a)		Percent of Class(a)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	9,229,823	(b)	7.73%
Glenview Capital Management, LLC 767 Fifth Avenue New York, NY 10153	7,198,534	(c)	6.03%

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of April 2, 2010. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Based on a report on Schedule 13G filed on January 29, 2010, BlackRock, Inc. has shared voting power with respect to 9,229,823 shares and shared dispositive power with respect to 9,229,823 shares.

(c)	Based on a report on Schedule 13G/A filed on February 16, 2010, Glenview Capital Management, LLC (“Glenview”) and Lawrence M. Robbins have shared voting power with respect to 7,198,534 shares and shared dispositive power with respect to 7,198,534 shares. These securities are owned by investment advisory clients of Glenview.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth information as of April 2, 2010, with respect to the shares of Common Stock beneficially owned by each of the nominees and Directors, each executive officer named in the Summary Compensation Table, and all Directors and executive officers of the Company as a group. The Stock Ownership Guidelines for the Company’s Directors and Executives are discussed in more detail on pages 13 and 20 to 21, respectively.

Individual or Group	Number of Shares and Nature of Beneficial Ownership(a)		Percent of Class(a)(b)

J.F. Gemunder	1,321,621	(c)
	2,808,744	(d)	4.1%
	959,179	(e)
J.T. Crotty	39,717	(c)
S.J. Heyer	10,979	(c)
C.D. Hodges	401,763	(c)
	414,430	(d)
P.E. Keefe	386,898	(c)
	378,782	(d)
B.A. Kinerk	61,399	(c)
	26,655	(d)
S.E. Laney	66,675	(c)
	53,116	(d)
A.R. Lindell	22,559	(c)
J.D. Shelton	17,748	(c)
J.H. Timoney	26,936	(c)
	7,710	(d)
A. Wallman	22,199	(c)
	694	(d)
J.L. Workman	163,265	(c)
D.W. Froesel, Jr.(f)	200,899	(c)
All Directors, nominees, and executive officers as a group (17 persons)	3,097,755	(c)
	4,013,469	(d)	6.5%
	959,179	(e)

(a)	Under applicable SEC regulations, shares are treated as “beneficially owned” if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of April 2, 2010. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating “Percent of Class” for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.

(b)	Percent of Class is not shown if less than 1%.

(c)	Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated to the account of each named person or member of the group under the Company’s Employees’ Saving and Investment Plan and its Employee Stock Ownership Plan each as of December 31, 2009).

(d)	Shares subject to outstanding stock options exercisable within 60 days of April 2, 2010.

(e)	Mr. Gemunder’s 2008 Grantor Retained Annuity Trust holds 559,404 shares and his 2009 Grantor Retained Annuity Trust holds 391,295 shares. Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 8,480 shares of Common Stock over which he holds both voting and dispositive powers.

(f)	The share ownership information provided for Mr. Froesel is to the Company’s knowledge as of January 1, 2010, the date he terminated his employment with the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is comprised of four members of the Company’s Board of Directors. The Board has affirmatively determined that each member of the Audit Committee is an independent Director and qualified to serve as a member of the Audit Committee under the Guidelines, including the applicable NYSE and SEC standards. The Audit Committee operates under a written Charter adopted by the Board.

The Audit Committee assists the Board in monitoring: (i) the integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications, independence and performance; (iii) the performance of the Company’s internal audit function; and (iv) the Company’s compliance with legal and regulatory requirements.

The Audit Committee has met and held discussions with management and the Company’s internal auditors and independent auditors, each of whom has unrestricted access to the Audit Committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has met and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee:

Amy Wallman, Chairperson

Andrea R. Lindell, Ph.D., RN

James D. Shelton

John H. Timoney

LEGAL MATTERS

On April 14, 2010, a purported shareholder derivative action, entitled Manville Personal Injury Settlement Trust v. Gemunder, et al., Case No. 10-CI-01212, was filed in Kentucky State Court, Kenton Circuit, against the members of the Board and certain current and former officers of the Company, individually, purporting to assert claims for breach of fiduciary duty, unjust enrichment, gross mismanagement, and waste of corporate assets arising out of alleged violations of federal and state laws prohibiting the payment of illegal kickbacks and the submission of false claims in connection with the Medicare and Medicaid healthcare programs. Plaintiff alleges that the Board and senior management caused the Company to violate these laws, which has resulted in over $100 million in fines and penalties paid by Omnicare and exposed the Company and certain individual defendants to potential civil and criminal liability. The individual defendants have not yet responded to the complaint, but intend to mount a vigorous defense to the claims, which they believe are entirely without merit.

On February 13, 2006, two substantially similar shareholder derivative actions, entitled Isak v. Gemunder, et al., Case No. 06-C1-390, and Fragnoli v. Hutton, et al., Case No. 06-C1-389, were filed in Kentucky State Circuit Court, Kenton Circuit, against the members of the Board, individually, purporting to assert claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment arising out of the Company’s alleged violations of federal and state health care laws based upon the purported improper substitution of generic drugs. The complaints sought, among other things, damages, restitution and injunctive relief. The Isak and Fragnoli actions were later consolidated by agreement of the parties. On January 12, 2007, the defendants filed a motion to dismiss the consolidated action on the grounds that the dismissal of a previously filed and substantially identical shareholder derivative suit should be given preclusive effect and thus bars re-litigation of the issues already decided in that previous action. Rather than respond to that motion, on March 16, 2007 plaintiffs exercised their right to file an amended complaint. The amended complaint continues to name all of the Directors as defendants and asserts the same claims that were previously asserted in the complaint in the previously dismissed shareholder derivative action, but also adds nearly all of the substantive allegations asserted in a putative federal securities class action, which was brought against the Company and certain of its officers and Directors in the United States District Court for the Eastern District of Kentucky, including allegations that (i) the Company artificially inflated its earnings by engaging in improper generic drug substitution; (ii) defendants made false and misleading statements regarding the Company’s business and prospects; (iii) the Company engaged in various accounting improprieties, including improper revenue recognition, improper valuation of receivables and improper valuation of inventory; (iv) the defendants made false and misleading statements in the registration statement filed in connection with the Company’s December 2005 public offering; (v) the Company failed to timely disclose its contractual dispute with UnitedHealth Group; and (vi) the Company failed to timely record certain special litigation reserves. (See discussion of Indiana State Dist. Council of Laborers & HOD Carriers Pension & Welfare Fund v. Omnicare, Inc., et al. included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010). On April 16, 2007, the defendants filed a supplemental memorandum of law in further support of their pending motion to dismiss, contending that the amended complaint should be dismissed on the same grounds previously articulated for dismissal, namely, the preclusive effect of the dismissal of the Irwin action. That motion has been fully briefed, oral argument was held on August  21, 2007, and the court reserved decision.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, Directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 2009 all such persons complied with these filing requirements.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for 2010, subject to stockholders ratifying the appointment at the Annual Meeting. PricewaterhouseCoopers (and its predecessor) has acted as independent auditors for the Company and its consolidated subsidiaries since 1981.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require the pre-approval of all audit, audit-related, tax and other services rendered by the Company’s independent auditors. Under the policy, an auditor services schedule is prepared at the beginning of each year that describes each type of service to be provided by the independent auditors and the projected fees for each such service. The Audit Committee reviews and approves in advance, as appropriate, each service listed on the auditor services schedule and the projected fees for each such service. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for specified services compared with the approved amounts. Projected fee amounts listed on the auditor services schedule may be updated, as appropriate in the Audit Committee’s discretion, at each regularly scheduled meeting of the Audit Committee. The Audit Committee may also pre-approve particular services on a case-by-case basis. The policy allows the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee. Any decisions made by the designated pre-approval member are reported, for informational purposes only, to the full Audit Committee at its next meeting.

Fees and Services of Independent Registered Public Accounting Firm

The following table summarizes fees for professional services provided to the Company by PricewaterhouseCoopers for the years ended December 31, 2009 and 2008 (in thousands):

Fees	2009	2008
Audit	$4,146	$4,178
Audit-Related	2,750	5,146
All Other	25	24

Total	$6,921	$9,348

Audit fees for the years ended December 31, 2009 and 2008, respectively, were for professional services rendered for the integrated audit of the consolidated financial statements and effectiveness of internal controls over financial reporting of the Company, as well as statutory audits, income tax provision procedures and assistance with review of documents and financial statements filed with the SEC.

Audit-related fees for the years ended December 31, 2009 and 2008, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (for deferred payments on prior acquisitions), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards.

All other fees for the year ended December 31, 2009 and 2008, respectively, were permissible services performed by PricewaterhouseCoopers that do not meet the above category descriptions, including administrative security support and software licenses.

Vote on Ratification of Appointment

Although ratification of the appointment of PricewaterhouseCoopers as independent registered public accounting firm for 2010 by stockholders is not required by law or the By-Laws of the Company, the appointment of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting in person or by proxy is necessary to ratify the appointment of PricewaterhouseCoopers. If the appointment is not ratified at the meeting, the Audit Committee will reconsider its appointment of independent auditors. In connection with its appointment of PricewaterhouseCoopers as independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers.

It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2010.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder Proposal Intended for Inclusion in the 2011 Proxy Statement

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2011 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than December 23, 2010. If any stockholder who intends to propose any other matter to be acted on at the 2011 Annual Meeting of Stockholders does not inform the Company of such matter by February 24, 2011, the persons named as proxies for the 2010 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

Stockholder Nomination of a Candidate for Election as a Director

The Company’s By-Laws, a copy of which is available upon request to the Corporate Secretary of the Company, provide that nominations for Director may only be made by the Board or a stockholder entitled to vote who sends a stockholder notice of the nomination to the Corporate Secretary that is received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For a nominee of a stockholder to be eligible for election at the 2011 Annual Meeting, the stockholder’s notice of nomination must be received by the Corporate Secretary between January 25, 2011 and February 24, 2011. This advance notice period is intended to allow the Board to have an opportunity to consider persons expected to be nominated at the 2011 Annual Meeting.

A stockholder’s notice of nomination is required to set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02(e) of the Company’s By-Laws.

Advance Notice of Business for 2011 Annual Meeting

The Company’s By-Laws provide that no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the By-Laws about the stockholder and the proposed business) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. For business proposed by a stockholder to be eligible to be brought before the 2011 Annual Meeting, the stockholder’s notice of proposed business must be received by the Corporate Secretary between January 25, 2011 and February 24, 2011.

CORPORATE SECRETARY ADDRESS FOR NOTICES AND REQUESTS

All notices to, or requests of, the Corporate Secretary should be sent to Omnicare, Inc., 1600 RiverCenter II, 100 E. RiverCenter Boulevard, Covington, Kentucky 41011.

OTHER MATTERS

As of the date of this Proxy Statement, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010

Omnicare’s 2010 Proxy Statement and form of Proxy and 2009 Annual Report are available at

http://ir.omnicare.com/phoenix.zhtml?c=65516&p=proxy.

EXPENSES OF SOLICITATION

The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone, by facsimile or by other electronic means from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $12,500 plus reasonable expenses.

By Order of the Board of Directors

    CHERYL D. HODGES

    Secretary

April 22, 2010

OMNICARE, INC. 1600 RIVERCENTER II 100 E. RIVERCENTER BLVD. COVINGTON, KY 41011 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M23159-P92592 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OMNICARE, INC. The Board of Directors recommends a vote “FOR” all nominees listed and “FOR” Proposal 2. Vote On Directors For Against Abstain Nominees: 1a. John T. Crotty 0 0 0 Vote On Proposals For Against Abstain 1b. Joel F. Gemunder 0 0 0 2. To ratify the appointment of independent 0 0 0 registered public accounting firm. 1c. Steven J. Heyer 0 0 0 3. In their discretion, the Proxies are authorized to vote upon such other business as may 1d. Andrea R. Lindell 0 0 0 properly come before the meeting. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL 1e. James D. Shelton 0 0 0 BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” PROPOSAL 2. 1f. John H. Timoney 0 0 0 1g. Amy Wallman 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. When signed on behalf of a corporation, partnership, estate trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M23160-P92592 OMNICARE, INC. 100 E. RiverCenter Boulevard Covington, Kentucky 41011 This Proxy is Solicited by the Board of Directors for the Annual Meeting of Stockholders, May 25, 2010 The undersigned hereby appoints J.F. Gemunder, J.L. Workman and C.D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Omnicare, Inc. held of record by the undersigned as of April 2, 2010 at the Annual Meeting of Stockholders to be held on May 25, 2010, or at any postponement or adjournment thereof.

OMNICARE, INC. 1600 RIVERCENTER II 100 E. RIVERCENTER BLVD. COVINGTON, KY 41011 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M23161-P92592 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OMNICARE, INC. The Board of Directors recommends a vote “FOR” all nominees listed and “FOR” Proposal 2. Vote On Directors 1. Election of Directors For Against Abstain Nominees: 1a. John T. Crotty 0 0 0 Vote On Proposals For Against Abstain 1b. Joel F. Gemunder 0 0 0 2. To ratify the appointment of independent 0 0 0 registered public accounting firm. 1c. Steven J. Heyer 0 0 0 3. In their discretion, the Proxies are authorized to vote upon such other business as may 1d. Andrea R. Lindell 0 0 0 properly come before the meeting. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL 1e. James D. Shelton 0 0 0 BE VOTED “FOR” ALL NOMINEES LISTED AND “FOR” PROPOSAL 2. 1f. John H. Timoney 0 0 0 1g. Amy Wallman 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. When signed on behalf of a corporation, partnership, estate trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M23162-P92592 OMNICARE, INC. 100 E. RiverCenter Boulevard Covington, Kentucky 41011 April 22, 2010 To Participants of Omnicare Retirement and Savings Plans: We are writing to you in connection with the Annual Meeting of Stockholders of Omnicare, Inc. to be held on May 25, 2010. Under the terms of certain Omnicare retirement and savings plans (any of such plans, a “Plan”), each participant of such Plan has the right to instruct the Trustee of such Plan on how to vote the eligible shares of Omnicare stock allocated to his or her account. Enclosed for your information is a copy of the proxy solicitation material for Omnicare’s 2010 Annual Meeting of Stockholders. Also attached is a form to provide the Charles Schwab Trust Company, as Trustee of each Plan, with confidential instructions on how to vote the eligible shares of Omnicare stock allocated to your Plan. Upon receipt of your vote, the Charles Schwab Trust Company will vote the shares of Omnicare stock as instructed. Further, we wish to assure you that the Charles Schwab Trust Company as well as Broadridge, Tabulator for the Trustees, have been advised that the instructions received from individual participants will not be divulged or released to any outside person, including officers or employees of Omnicare, Inc. The Charles Schwab Trust Company, however, has the right, as Trustee, to vote any shares of Omnicare stock for which voting instructions have not been received, or where shares are not vested or allocated, in the same proportion and in the same manner as shares in the other stock accounts are voted. We look forward to seeing many of you at the Annual Meeting. Joel F. Gemunder President and Chief Executive Officer